UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST FINANCIAL CORPORATION One First Financial Plaza P.O. Box 540 Terre Haute, Indiana 47808

March 17, 2014

Dear Shareholders:

Our 2014 Annual Meeting of Shareholders will be held on Wednesday, April 16, 2014 at 11:00 a.m., local time, at One First Financial Plaza, Terre Haute, Indiana. The formal notice of this annual meeting and the proxy statement appear on the following pages. We have also enclosed a copy of our 2013 Annual Report on Form10-K for your review. After reading the proxy statement and other materials, please submit your proxy promptly by telephone, or by marking, signing and returning a physical proxy card by mail, to ensure that your votes on the business matters of the meeting will be recorded.

We hope you can attend the meeting. Whether or not you attend, we urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.

This Notice of Annual Meeting of Shareholders and the Proxy Statement are first being mailed to shareholders on or about March 17, 2014.

Sincerely,

/s/ B. Guille Cox Jr.
Chairman of the Board

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FIRST FINANCIAL CORPORATION

ONE FIRST FINANCIAL PLAZA

P.O. BOX 540

TERRE HAUTE, INDIANA 47808

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 16, 2014

To our Shareholders:

Notice is hereby given that, pursuant to the call of its Board of Directors, an Annual Meeting of Shareholders of First Financial Corporation (“Corporation”) will be held on Wednesday, April 16, 2014 at 11:00 a.m., local time, at One First Financial Plaza, Terre Haute, Indiana.

The purposes of the meeting are:

(1)	To elect B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson, and Virginia L. Smith to the Board of Directors of the Corporation for a three (3) year term expiring at the 2017 annual meeting of shareholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2014;

(3)	To conduct a non-binding advisory vote to approve the compensation of our named executive officers as described in the Proxy Statement; and,

(4)	To transact such other business as may properly be presented at the meeting.

Only shareholders of record at the close of business on March 3, 2014 will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ B. Guille Cox, Jr.
Chairman of the Board

March 17, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 16, 2014:

The proxy statement and annual report are available at https://www.First-Online.com/proxy.

• Employment Agreement with Norman L. Lowery	34
• Potential Payments Upon Termination or Change in Control of the Corporation	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF CROWE HORWATH LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
• Fees Paid to Crowe Horwath LLP	39
• Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	40

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS	40

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	42

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS	43

HOUSEHOLDING	43

ADDITIONAL INFORMATION	44

OTHER MATTERS	44

FIRST FINANCIAL CORPORATION

ONE FIRST FINANCIAL PLAZA

P.O. BOX 540

TERRE HAUTE, INDIANA 47808

(812) 238-6000

PROXY STATEMENT

In this proxy statement, First Financial Corporation is referred to as “we,” “us,” “our,” “the Corporation” or “First Financial.”

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q: Why did I receive this Proxy Statement?

You received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Wednesday, April 16, 2014, at 11:00 a.m., local time, at One First Financial Plaza, Terre Haute, Indiana.

This Proxy Statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision; however, you do not need to attend the annual meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?” We expect to begin sending this proxy statement, the attached notice of annual meeting and the proxy card(s) on March 17, 2014, to all shareholders entitled to vote.

Q: What am I voting on?

You are being asked to consider and vote on the following:

•	The election of B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson, and Virginia L. Smith to the Board of Directors for a three year term;

•	The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	The approval of the compensation of our named executive officers in a non-binding, advisory resolution.

Q: Who is entitled to vote?

Holders of outstanding common stock as of the close of business on March 4, 2014, the record date, are entitled to vote at the annual meeting. As of March 3, 2014, 13,355,272 shares of common stock were issued and outstanding.

Q: What are the Board’s recommendations?

The Board of Directors recommends that you vote your shares as follows:

•	FOR the election of B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson, and Virginia L. Smith to the Board of Directors for a three year term;

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•	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and,

•	FOR the approval on an advisory basis of the compensation of our named executive officers.

The shares represented by a properly executed and returned proxy card will be voted according to the instructions that you provide. If no instructions are provided on a signed proxy card, the persons named as proxies on your proxy card will vote in accordance with the above recommendations of the Board of Directors.

Q: What if other matters come up during the meeting?

If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying proxy card will vote the proxies held by them as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.

If for any reason any of the director nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying proxy card will have discretionary authority to vote for a substitute nominee named by the Governance and Nominating Committee if the Board of Directors decides to fill that nominee’s position.

Q: Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-admitted basis.

Q: What constitutes a quorum?

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the annual meeting. As of the record date, 13,355,272 shares of common stock were outstanding. Proxies received but marked as abstentions and “broker non-votes” (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.

Q: How do I vote?

If you hold your shares in your own name, you may submit a proxy by telephone or by mail.

•	Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on April 15, 2014 by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

•	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

You may also attend the Annual Meeting and vote in person.

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If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If you are a participant in the First Financial Corporation Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card to use to provide voting instructions to First Financial Bank, N.A. (the trustee of the ESOP) for the shares allocated to your account under the ESOP.  Your voting instruction to the trustee should be completed, dated, signed and returned in the envelope provided by April 7, 2014.  In order to maintain confidentiality, your voting instruction will be received by Broadridge Financial Solutions, Inc., who will tabulate the voting instruction results and provide them to the ESOP trustee on an aggregate basis. Please do not return your voting instructions to the Corporation. Your voting instructions will be kept confidential by the ESOP trustee and will not be disclosed to any of our directors, officers or employees. Unless the terms of the ESOP or the fiduciary duties of the ESOP trustee require otherwise, the ESOP trustee will vote your ESOP shares in accordance with your instructions.  If you do not return your voting instruction card in a timely manner or if you return the voting instruction card unsigned or without indicating how you desire to vote the shares allocated to your ESOP account, the Compensation and Employee Benefits Committee will direct the ESOP trustee to vote the shares allocated to your account in the same proportion and in the same manner as the shares with respect to which timely and proper instructions by participants were received. The Compensation and Employee Benefits Committee consists of Anton H. George, Ronald K. Rich, and William J. Voges. The Compensation and Employee Benefits Committee is appointed by the Board of Directors and may be changed by the Board at any time.

Q:	If I am the beneficial owner of shares held in "street name" by my broker, will my broker automatically vote my shares for me?

Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Crowe Horwath LLP as our independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors or approval of the compensation of our executive officers. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	What is an “abstention” or a broker “non-vote” and how do they affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee or a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to the ratification of Crowe Horwath LLP as our independent registered public accounting firm or approval of the compensation of our executive officers will also have no effect on the outcome of the vote.

A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Crowe Horwath LLP as our independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors or approval of the compensation of our executive officers. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote.

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Q: Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:

•	providing written notice to the Secretary of the Corporation;

•	delivering a valid, later-dated proxy; or

•	attending the annual meeting and voting in person.

Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q: What vote is required to approve each proposal?

Directors will be elected by a plurality of the votes cast at the meeting. Consequently, the director nominees receiving the most votes of the holders of our common stock will be elected as directors. Only votes cast FOR a nominee will be counted. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

The proposal for the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 will be approved if the votes cast for the proposal exceed those cast against the proposal.

The proposal for approval of the compensation of our named executive officers will be approved on an advisory basis if the votes cast for the proposal exceed those cast against the proposal. Abstentions will not be counted as votes cast either for or against these proposals.

Q: Who pays to prepare, mail, and solicit the proxies?

The Corporation pays all costs of preparing, mailing and soliciting proxies. The Corporation asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Corporation will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition, proxies may be solicited by mail, in person or by telephone by certain of the Corporation’s officers, directors and employees who will not be separately compensated for such activity.

Q: Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the annual meeting or would like additional copies of this document or our 2013 Annual Report on Form 10-K, please contact: Rodger A. McHargue, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000.

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors as of the 2014 annual meeting of shareholders will consist of ten members, divided into three classes of approximately equal size that are elected for staggered three-year terms. The board believes this structure helps to maintain continuity and stability and ensures we have directors serving on the board who have substantial knowledge of the Corporation, all of which the board believes facilitates long-term value for our shareholders.

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Four directors are to be elected. B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson, and Virginia L. Smith have each been nominated for a term of three years and until their respective successors have been elected and qualified. They are all members of the present board of directors. If, at the time of this annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

Name, Age, Principal Occupation(s) and Business Experience

Nominated for a term expiring in 2017:

B. Guille Cox, Jr., Age 68

Mr. Cox has served on the Board of First Financial Corporation since 1987 and is the Chairman of the Corporation’s Board of Directors and of the Board of Directors of First Financial Bank, NA. He also is the Chairman of the Bank’s Trust Committee and serves on the Bank’s Investment and Loan Committees as well as the Corporation’s Governance and Nominating Committees. Mr. Cox has been a Senior Partner in the Law Firm Cox, Zwerner, Gambill & Sullivan since 1980. He also serves on the boards of Hendrich Title Company and Katzenbach Inc. As a Rose Hulman Institute of Technology board member, Mr. Cox serves on the executive and investment committees. Mr. Cox received a B.S. degree in Physics from MIT and a Doctor of Jurisprudence degree from Harvard Law School.

Anton H. George, Age 54

Mr. George joined the Board in 1987 and serves on the Corporation’s Audit, Compensation and Employee Benefits, and Executive Committees. He also serves on the Bank’s Loan Committee. Mr. George is the president of Vision Investments, LLC and Vision Enterprises Global, LLC. Mr. George is the past president and chief executive officer of the Indianapolis Motor Speedway and Hulman and Company. He also is a current director of Vectren Corporation. Mr. George earned a B.S. degree in Business Administration from Indiana State University.

Gregory L. Gibson, Age 51

Mr. Gibson joined the Board in 1994 and serves on the Corporation’s Loan Review Committee as well as the Bank’s Loan Committee. Mr. Gibson is the president of ReTec, Inc. and serves on the boards of Rose Hulman Institute of Technology and Saint Mary-of-the-Woods College. Mr. Gibson has also served on the Indiana Judicial Commission and is currently serving on the Indiana Port Commission as well as the board of directors for the Methodist Health Foundation in Indianapolis. He holds a B.S. degree from Rose Hulman Institute of Technology.

Virginia L. Smith, Age 66

Ms. Smith joined the Board in 1987 and serves on the Corporation’s Loan Review, Loan Policy and Procedures, Affirmative Action, and Executive Committees as well as the Bank’s Loan Committee. Ms. Smith has been the president of Princeton Mining Company, Inc. since 1990. She also serves on the boards of Deep Vein Coal Company, Inc., Princeton Mining Company, Inc., R.J. Oil Company, Inc. and the Sheldon Swope Art Museum. Ms. Smith received a B.S. degree in Education from Indiana State University and a B.S. in Business Administration from Saint Mary-of-the-Woods College.

Directors whose term expires in 2016:

W. Curtis Brighton, Age 60

Mr. Brighton joined the Board in 2004 and is a current member of the Corporation’s Enterprise Risk Management, Loan Review, and Loan Policy and Procedures Committees as well as the Bank’s Loan Committee. Mr. Brighton is the president of Templeton Coal Company, Inc. Prior to this, Mr. Brighton held the positions of president and general counsel for Hulman and Company. Mr. Brighton has been the general manager of Lynch Coal Operators Reciprocal Association since 1985 and was a private practice attorney for 12 years. He serves on the boards of Templeton Coal Company, Inc., Deep Vein Coal Company, Inc., Princeton Mining Company, Inc., R.J. Oil Company, Inc., Union Hospital, Inc. and Lynch Coal Operators Reciprocal Association. Mr. Brighton earned a B.S. degree in Business Administration from Indiana State University and a Doctor of Jurisprudence degree from Drake University.

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William R. Krieble, Age 66

Mr. Krieble joined the Board in 2009 and serves on the Bank’s Loan and Community Reinvestment Act Committees. Mr. Krieble also serves on the Corporation’s Enterprise Risk Management and Affirmative Action Committees. Mr. Krieble retired after 41 years of service to the State of Indiana where he most recently served as the program director for the Division of Disability and Rehabilitative Services of the State of Indiana. He received his B.S. and M.S. degrees from Indiana State University.

Ronald K. Rich, Age 75

Mr. Rich joined the Board in 2005 and serves as the Chairman of the Governance and Nominating Committee. He is a member of the Corporation’s Compensation and Employee Benefits, Enterprise Risk Management and Audit Committees. Mr. Rich also is a member of the Bank’s Loan Committee. Mr. Rich also serves as the Lead Independent Director. Mr. Rich has been a financial representative for Northwestern Mutual Financial Network since 1963. He holds CLU and CHFC designations from The American College.

Directors whose terms expire in 2015:

Thomas T. Dinkel, Age 63

Mr. Dinkel joined the Board in 1989 and is the Chairman of the Corporation’s Audit Committee and serves on the Loan Review Committee. He also serves on the Bank’s Community Reinvestment Act, Investment Services and Loan Committees. Mr. Dinkel has been the president and chief executive officer of Sycamore Engineering, Inc., Dinkel Associates, Sycamore Building Corporation and Dinkel Telekom since 1986 and has held various positions at Sycamore Engineering since 1966. Mr. Dinkel serves on the board of Rose Hulman Institute of Technology and is chairman of the business administration and compensation committees. Additionally, he serves on the facilities, investment management, president evaluation, executive and student affairs committees of the board of Rose Hulman. He earned his B.S. degree from Rose Hulman Institute of Technology.

Norman L. Lowery, Age 67

Mr. Lowery joined the Board in 1989. He serves on the Corporation’s Acquisition, Affirmative Action, Disaster Recovery, Disclosure, Executive, Enterprise Risk Management, Loan Policy and Procedures, Loan Review and Strategic Planning Committees. Mr. Lowery also serves on the Bank’s Asset Liability and Community Reinvestment Act Committees. Mr. Lowery is the Vice Chairman, Chief Executive Officer, and President of First Financial Corporation, serving since 1996, 2004, and 2013 respectively He is also the Vice Chairman, President and Chief Executive Officer of First Financial Bank, serving since 1996. Prior to joining First Financial Corporation, Mr. Lowery was a partner in the law firm of Wright, Shagley and Lowery where he practiced for 19 years. Mr. Lowery is a member of the boards of Lynch Coal Operators Reciprocal Association, Indiana State University, the Terre Haute Economic Development Corp. and the Terre Haute Chamber of Commerce. He received a B.S. degree in Political Science from Indiana State University and a Doctor of Jurisprudence degree from Indiana University.

William J. Voges, Age 59

Mr. Voges joined the Board in 2008 and is the Chairman of the Corporation’s Compensation and Employee Benefits Committee, and serves on the Governance and Nominating Committees as well as the Bank’s Loan Committee. Mr. Voges has served as chief executive officer and chairman of the Root Company since 1996 and as general counsel since 1990. Prior to joining the Root Company, he was a partner in the Fink, Loucks, Sweet, and Voges law firm for 9 years. Mr. Voges also served on the board for Consolidated-Tomoka Land Company (a public company listed on the NYSE-AMEX under the symbol CTO) from 2001 to 2012, where he has served as Chairman from 2009 to 2011, and on the audit, executive and corporate governance committees. He also has prior experience on the boards of several financial institutions. Mr. Voges received his B.S. in Business Administration from Stetson University and his Doctor of Jurisprudence degree from Stetson College of Law.

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Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote “FOR” B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson, and Virginia L. Smith, the persons nominated by the Governance and Nominating Committee to be elected as directors.

The Governance and Nominating Committee believes that well functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the board of directors does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the Governance and Nominating Committee may, pursuant to its charter, take into account in identifying director candidates. The Governance and Nominating Committee generally considers each director eligible for nomination in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a body, possesses the demonstrated senior leadership and management experience to oversee our business. The Committee has historically sought directors that bring broad and varied skills and knowledge from retail and wholesale businesses, legal, financial and government. The experience, qualifications, attributes, or skills that led the Governance and Nominating Committee to conclude that each of the members of the board of directors nominated by the Governance and Nominating Committee should serve on the board are generally described below:

W. Curtis Brighton

Mr. Brighton’s history as a private practice attorney provides the Board with an enhanced legal and regulatory perspective.

B. Guille Cox, Jr.

Having served on the Board of the Corporation since 1987, Mr. Cox provides a historical perspective of both the Corporation and the industry for our Board. His legal practice provides the Board with counsel on legal issues as well as issues in our markets.

Thomas Dinkel

As a business owner and an entrepreneur, Mr. Dinkel provides an understanding of small business which makes up much of our lending base. His vast experience as a contractor also provides us with key insight concerning our facilities and facility maintenance.

Anton H. George

Mr. George’s experience on various boards of directors provides valuable advice on governance issues. As an established Midwest entrepreneur, Mr. George has significant knowledge of the markets in which we operate.

Gregory L. Gibson

As a businessman and entrepreneur, Mr. Gibson has a variety of business interests. This provides the Board with invaluable knowledge into these segments of our clients and the markets. As a developer, Mr. Gibson provides counsel for market expansion. His service on Boards also provides valuable political and governance perspectives.

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William R. Krieble

Mr. Krieble’s long service to the State of Indiana provides the Board with valuable political and governmental perspectives.

Norman L. Lowery

As President and Chief Executive Officer, Mr. Lowery is intimately familiar with First Financial Corporation, its customers and its employees and provides the Board with valuable leadership, particularly through his keen insight into the industry and the markets we serve. His legal background also provides a critical element with respect to governance and regulatory issues affecting the Corporation and the Bank. Mr. Lowery also provides valuable counsel to the Board with respect to our strategic initiatives.

Ronald K. Rich

Mr. Rich’s long service in the financial and insurance industries brings specific knowledge of matters affecting the Corporation’s insurance subsidiary and its insurance matters. Mr. Rich also possesses valuable insight regarding our markets and our various client bases.

Virginia L. Smith

Ms. Smith’s service as president of a local retail company provides the Board with valuable insight regarding our market area. Also, as a female business leader, she provides important perspectives on women-owned businesses.

William J. Voges

Mr. Voges’ past service on the boards of financial institutions provides additional perspectives of the issues facing our Board. His legal background, coupled with his past experience, provides tremendous value on legal, governance and regulatory matters. Mr. Voges also complements the Board with his keen strategic insight.

ADDITIONAL information about the Board of directors

Meetings and Attendance

During the year ended December 31, 2013, the Board of Directors of the Corporation met 18 times. Each director attended more than 75% of the aggregate of (i) all meetings of the Board held while he or she was a director and (ii) all meetings of committees on which he or she served during the period that he or she served on the committee. Although the Corporation has no formal policy on director attendance at annual meetings of shareholders, they are encouraged to attend such meetings. All directors attended the 2013 Annual Meeting of Shareholders.

Committees

The Board of Directors has established a number of committees which facilitate the administration and oversight of the Corporation. Among these committees are the Governance and Nominating, Audit, and Compensation and Employee Benefits Committees.

Governance and Nominating Committee Members consist of B. Guille Cox, Jr., Ronald K. Rich (Chairman) and William J. Voges. The Board of Directors has determined that Messrs. Cox, Rich and Voges are independent under the rules of the NASDAQ Global Select Market. The Governance and Nominating Committee met four times during 2013.

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The primary objectives of the Governance and Nominating Committee are to assist the Board of Directors by developing and recommending corporate governance policies and guidelines for the Corporation and by identifying and nominating persons for election to the Board of Directors and appointment to the committees of the Board. A copy of the Governance and Nominating Committee Charter is available on the Corporation’s web site at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.”

The Governance and Nominating Committee identifies director nominees through a combination of referrals, including referrals from management, existing Board members and shareholders. Other than the director qualifications and independence standards established in our Corporate Governance Guidelines, the Governance and Nominating Committee currently does not maintain any formal criteria for selecting directors and may take into consideration such factors and criteria as it deems appropriate. However, in reviewing qualifications for prospective nominees to the Board, the Governance and Nominating Committee generally will take into consideration, among other matters, a candidate’s experiences, skills, expertise, diversity, personal and professional integrity, character, business judgment, time available to serve, dedication, conflicts of interest and ability to oversee the Corporation’s business and affairs. The Governance and Nominating Committee does not evaluate nominees proposed by shareholders any differently than other nominees to the Board.

Audit Committee Members consist of Thomas T. Dinkel (Chairman), Anton H. George and Ronald K. Rich. The Board of Directors has determined that Messrs. George, Dinkel and Rich are independent under SEC Rule 10A-3 and the rules of the NASDAQ Global Select Market. The Audit Committee met four times during 2013.

The primary objectives of the Audit Committee are to assist the Board of Directors in its oversight of the following matters:

•	The integrity of our financial statements;

•	The qualifications and independence of our independent registered public accounting firm;

•	The performance of our internal audit function and independent registered public accountants;

•	Our compliance with certain applicable legal and regulatory requirements; and

•	Our system of disclosure controls and system of internal controls regarding finance, accounting and legal compliance.

In addition, among other responsibilities, the Audit Committee reviews the Corporation’s accounting functions, the adequacy and effectiveness of the internal controls and internal auditing methods and procedures. A copy of the Audit Committee charter is available on the Corporation’s website at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.”

The Board of Directors has determined that each member of the Audit Committee is financially sophisticated under the applicable NASDAQ rules. The Board of Directors selected the members of the Audit Committee based on the Board’s determination that they are fully qualified to monitor the performance of management, the public disclosures by the Corporation of its financial condition and performance, our internal accounting operations and our independent registered public accountants. In addition, the Audit Committee has the ability on its own to retain independent accountants or other advisors whenever it deems appropriate.

The Board of Directors has determined that the Corporation currently does not have a director who qualifies as a “financial expert” under federal securities laws. To be considered a “financial expert,” an individual’s past experience generally must include experience in the preparation or audit of comparable public company financial statements, or the supervision of someone in the preparation or audit of comparable public company financial statements. While it might be possible to recruit a person who meets these qualifications of a “financial expert,” the Board has determined that in order to fulfill all the functions of our Board and our Audit Committee, each member of our Board and our Audit Committee, including any “financial expert,” should ideally understand community banking and understand the markets in which the Corporation operates, and that it is not in the best interests of our Corporation to nominate as a director someone who does not have all the experience, attributes and qualifications we seek.

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Compensation and Employee Benefits Committee Members consist of Anton H. George, Ronald K. Rich and William J. Voges (Chairman). The Board of Directors has determined that Messrs. George, Rich and Voges are independent under the rules of the NASDAQ Global Select Market. The Compensation and Employee Benefits Committee met five times in 2013.

The primary objective of the Compensation and Employee Benefits Committee is to approve the compensation of our named executive officers and senior management. In addition, among other responsibilities, the Compensation and Employee Benefits Committee administers the compensation plans of the Corporation. A copy of the charter of the Compensation and Employee Benefits Committee is available on the Corporation’s website at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.”

Compensation of Directors

The goal of our director compensation package is to attract and retain qualified candidates to serve on the Board of Directors. In setting compensation, the Board considers compensation levels of directors of other financial institutions of similar size. Each director of the Corporation is also a director of First Financial Bank, N.A. (the “Bank”), the lead subsidiary bank of the Corporation. The non-employee directors receive director fees from both the Corporation and the Bank. During 2013, nonemployee directors received a $40,000 retainer from the Corporation and a $5,000 retainer from the Bank. During 2013, each non-employee director of the Corporation and the Bank received a fee of $750 for each board meeting attended for the Corporation and the Bank, respectively.

Non-employee directors also receive a fee for each meeting attended of the Audit Committee of $1,000, the Compensation and Employee Benefits Committee of $1,000, the Governance and Nominating Committee of $500 and the Loan Committee of the Bank of $500. No non-employee director served as a director of any other subsidiary of the Corporation.

Employee directors receive no compensation for meetings attended.

The table below summarizes the compensation paid by the Corporation to each non-employee director for the fiscal year ended December 31, 2013.

2013 DIRECTOR COMPENSATION TABLE

	Fees Earned or
Name	Paid in Cash		Total

W. Curtis Brighton	$76,000	(1)	$76,000
B. Guille Cox	80,000		80,000
Thomas Dinkel	80,500		80,500
Anton H. George	85,000		85,000
Gregory L. Gibson	74,500		74,500
William H. Krieble	78,000		78,000
Ronald K. Rich	87,500		87,500
Virginia L. Smith	77,500		77,500
William J. Voges	84,000	(1)	84,000

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(1)	Members of the Board of Directors have the ability to defer a portion of their director fees under the First Financial Corporation 2005 Directors’ Deferred Compensation Plan. For a more detailed discussion of this plan, see the narrative immediately following these footnotes.

First Financial Corporation Directors’ Deferred Compensation Plan. Directors of the Corporation and the Bank may participate in the First Financial Corporation 2005 Directors’ Deferred Compensation Plan. Under this plan, a director may defer up to $6,000 of his or her director’s fees each year over a five-year period provided that the director timely submits a deferral election to the Corporation. The amount of deferred fees is used to purchase an insurance product, of which the Corporation is the beneficiary, that funds benefit payments. An amount equal to the face amount of the policy will be paid to the director in addition to an amount equal to the tax savings the Corporation will receive by obtaining the proceeds from the policy on a tax-free basis. Payment will be made to the director in 120 monthly installments beginning on the first day of the month after the earlier of the director’s 65th birthday or death. Each year from the initial date of deferral until payments begin, the Corporation accrues a non-cash expense which will equal, in the aggregate, the amount of the payments to be made to the director over the ten-year period. If a director fails for any reason, other than death, to serve as a director during the entire five-year period, or the director fails to attend at least 12 regular or special meetings of the Board each year, the amount of benefits paid will be prorated appropriately. For 2013, the allocated cost of the deferred directors’ fees was $148,686.56.

Director Stock Ownership Guidelines

The Board of Directors believes that directors more effectively represent the Corporation’s shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Therefore, the Board has adopted director stock ownership guidelines applicable to all directors. All directors are required to own a number of shares of the Corporation’s common stock equal in value to three times their annual Corporation retainer for services as a director. Directors are expected to comply with the guidelines as soon as practicable and in no event later than five years after the date of their initial election or appointment as a director of the Corporation. In the case of individuals who were directors when the guidelines became effective, compliance is required within five years of the effective date. Additionally, directors may not dispose of shares of Corporation stock until they have satisfied the guidelines.

Anti-Hedging Policy

Directors, officers, and employees are prohibited from engaging in hedging or monetization transactions with respect to the securities of the Corporation.

Compensation Committee Interlocks and Insider Participation

During 2013 and as of the date of this Proxy Statement, none of the members of the Compensation and Employee Benefits Committee was or is an officer or employee of the Corporation, no executive officer of the Corporation served or serves on the compensation committee (or any other committee or board of directors performing a similar function) or board of directors of any company that employed or employs any member of the Corporation’s Compensation and Employee Benefits Committee, and no executive officer of the Corporation served or serves on the compensation committee (or any other committee or board of directors performing a similar function) of an company one of whose executive officers served on our Board of Directors.

Certain Relationships and Related Transactions

Certain family relationships exist among the directors and executive officers of the Corporation. Norman L. Lowery (the Vice Chairman, President, and Chief Executive Officer of the Corporation and the Vice Chairman, President, and Chief Executive Officer of First Financial Bank) is the father of Norman D. Lowery (the Chief Operating Officer of First Financial Corporation and First Financial Bank N.A.) and the brother-in-law of Virginia L. Smith (a Director of the Corporation). There are no arrangements or understandings between any of the directors and executive officers pursuant to which any of them have been selected for their respective positions.

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The Audit Committee is responsible for approving any transactions between the Corporation or its subsidiaries and any related party, including loans or extensions of credit and any sale of assets or other financial transactions. Directors and executive officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiaries in the ordinary course of business during 2013. Comparable transactions may be expected to take place in the future. During 2013, various directors and executive officers of the Corporation and their respective associates were indebted to the subsidiary banks from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons not related to the Corporation and did not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers that are subject to federal banking regulations are exempt from the insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the Articles of Incorporation and the Code of Business Conduct and Ethics of the Corporation.

The provisions of the Articles of Incorporation apply to contracts or transactions between the Corporation and (i) any director; or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity in which any director has a material financial interest. The provisions of the Code of Business Conduct and Ethics apply to the directors, officers and employees of the Corporation.

The Articles of Incorporation provide that contracts or transactions between the Corporation and any of the persons described above are valid for all purposes, if the material facts of the contract or transactions and the director’s interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the shareholders entitled to vote thereon, and the Board of Directors, such committee or such shareholders authorized, approved or ratified the contract or transaction.

The Code of Business Conduct and Ethics provides that directors, officers and employees of the Corporation must make business decisions for the Corporation free of conflicting influences. Such persons are expected to avoid situations that may lead to real or apparent material conflicts between such person’s self interest and their duties or responsibilities as a director, officer or employee of the Corporation.

The Senior Compliance Officer is responsible for annually reaffirming compliance with the Code of Business Conduct and Ethics by the directors, officers and employees of the Corporation.

Donald E. Smith served as president and chairman of the board of directors of the Corporation until the 2013 annual meeting of shareholders on April 17, 2013, at which point he became President and Chairman Emeritus. In this role, Mr. Smith focused on public relations and business development for the Bank nurturing his extensive civic and business contacts in the Terre Haute, Indiana community. Mr. Smith retired from these duties March 1, 2014. In 2013 Mr. Smith received a salary of $148,000 and restricted stock awards for 2012 performance with a grant date fair value of $151,189, as determined pursuant to FASB Topic 718. Mr. Smith also received an allocation to his account in the Corporation’s ESOP for 2013 of $18,040.

CORPORATE GOVERNANCE

General

The Corporation aspires to the highest ethical standards for its employees, officers and directors and remains committed to the interests of its shareholders. The Corporation believes it can achieve these objectives with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted policies and procedures designed to foster the appropriate level of corporate governance. Certain of these procedures are discussed below.

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Consideration of Director Candidates

The Board of Directors seeks directors who represent a variety of backgrounds and experiences which will enhance the quality of the Board’s deliberations and decisions. When searching for new candidates, the Governance and Nominating Committee considers the evolving needs of the Board and searches for candidates who will fill any current or anticipated gaps. The Governance and Nominating Committee generally considers, among other matters, a candidate’s experiences, skills, expertise, diversity, personal and professional integrity, character, business judgment, time available to serve, dedication, conflicts of interest and ability to oversee the Corporation’s business and affairs. The Governance and Nominating Committee does not have a formal diversity policy; however, both the Board and the Governance and Nominating Committee believe it essential that Board members represent diverse experiences and viewpoints. The Governance and Nominating Committee considers the entirety of each candidate’s credentials. With respect to directors who are nominated for re-election, the Governance and Nominating Committee also considers such director’s previous contributions to the Board.

Board Leadership Structure and Lead Independent Director

Our Board of Directors regularly reviews and assesses the effectiveness of our leadership structure and will implement any changes as it deems appropriate. In February 2013, the Board of Directors established the size of the Board at 10, effective as of the 2013 annual meeting of shareholders.

We have determined our Chairman of the Board to be independent. Our President and Chief Executive Officer is also a director. The Board has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Corporation and the day-to-day leadership and performance of the Corporation, while the Chairman provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.

Eight of our Directors are considered independent under the requirements of the NASDAQ Global Select Market. The Board of Directors has appointed the Chairman of our Governance and Nominating Committee, Ronald K. Rich, to serve as our Lead Independent Director to preside at all meetings of the independent directors. As Lead Independent Director, Mr. Rich acts as a liaison between the Board and the Chief Executive Officer. He also develops the agendas for the executive sessions. The independent directors met four times during 2013.

We believe that the separate responsibilities of, and coordination between, our Chairman, Chief Executive Officer and our Lead Independent Director enhances our Board of Directors’ oversight of communications with our shareholders and is an effective leadership structure for our circumstances. Our Board of Directors also believes that the separately defined roles of the Chairman, Chief Executive Officer and Lead Independent Director provide for effective corporate governance and enable the Chief Executive Officer to focus his time and energy on operating and managing the Corporation while leveraging the experiences and perspectives of the Chairman and Lead Independent Director.

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Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Corporation’s risks. The Board regularly reviews information regarding the Corporation’s financial results, operations and liquidity, as well as the risks associated with each. The Audit Committee oversees management of the Corporation’s financial risks, including the oversight of our internal audit function and potential conflicts of interest. The Compensation and Employee Benefits Committee is responsible for overseeing the management of risks relating to the Corporation’s executive compensation plans and arrangements. The Governance and Nominating Committee manages risks associated with the independence of the Board of Directors. The Director’s Enterprise Risk Management Committee and the Enterprise Risk Management Committee advise and assist the Board in its oversight and management of enterprise risk. The Enterprise Risk Management Committee is composed of Board members W. Curtis Brighton, William R. Krieble and Ronald K. Rich, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Credit Officer, Chief Risk Officer, Director of Branch Banking, the heads of Legal, Operations, Human Resources, Loan Review, Auditing, Information Technology and representatives from The Morris Plan Company of Terre Haute and Forrest Sherer Insurance. The Director’s Enterprise Risk Management Committee is composed of Board members W. Curtis Brighton (Chairman), William R. Krieble, and Ronald K. Rich who are responsible for, among other matters, coordinating risk management issues with other Board and management level committees as well as establishing and maintaining effective policies, procedures and practices for identifying, measuring and mitigating enterprise risk. The Enterprise Risk Management Committee and the Director’s Enterprise Risk Management Committee receive regular reports from management and meet no less frequently than quarterly to discuss matters relating to the management of the various components of enterprise risk, including credit, interest rate, liquidity, compliance, technology, transaction, reputation and strategic risks. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed about such risks through committee reports.

Director Independence

The Board of Directors has determined that a majority of the members of the Board, including Messrs. Cox, Krieble, Rich, George, Dinkel, Voges, Brighton and Gibson, are independent, as independence is defined under revised listing standards of the NASDAQ Global Select Market applicable to the Corporation.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines containing general principles regarding the functions of the Board of Directors and its committees. The Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines and will recommend changes to the Board as it deems appropriate. A copy of the Corporate Governance Guidelines is available on the Corporation’s web site at www.first-online.com on the “Investor Relations” page under the link “Governance Documents”.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Corporation’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Corporation intends to disclose any amendments to the Code of Ethics by posting such amendments on its website. In addition, any waivers of the Code of Ethics for directors or executive officers of the Corporation will be disclosed in a report on Form 8-K filed with the Securities and Exchange Commission. A copy of the Code of Ethics is available on the Corporation’s web site at www.first-online.com on the “Investor Relations” page under the link “Governance Documents”.

Communications with Independent Directors

Any shareholder who desires to contact the Chairman of the Board of Directors, the Lead Independent Director or the other members of the Board of Directors, or who desires to make a recommendation of a director candidate for consideration by the Governance and Nominating Committee, may do so electronically by sending an email to the following address: directors@ffc-in.com. Alternatively, a shareholder can contact the Chairman of the Board, Lead Independent Director, Chairman of the Governance and Nominating Committee or the other members of the Board by writing to: First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808. Communications received electronically or in writing are distributed to the Chairman of the Board, Lead Independent Director, Chairman of the Governance and Nominating Committee or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.

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Governance Documents

For further information, including electronic versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation and Employee Benefits Committee Charter, and Governance and Nominating Committee Charter, please contact the Secretary of the Corporation, Rodger A. McHargue, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000, or visit our website at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.”

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. All of the members of the Audit Committee are independent, as defined in the Corporation’s listing requirements. During 2013, the Audit Committee met four times, and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the independent public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Corporation that might bear on the independent public accounting firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the independent public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent public accounting firm the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors its audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent public accounting firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2013, with management and the independent public accounting firm. Management represented to the Audit Committee that the Corporation’s financial statements as of and for the year ended December 31, 2013 were prepared in accordance with accounting principles generally accepted in the United States. Management has the primary responsibility for the preparation of the Corporation’s internal controls and financial statements and the independent public accounting firm has the responsibility for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

Based on the above-mentioned review and discussions with management and the independent public accounting firm, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas T. Dinkel, Chairman
Anton H. George
Ronald K. Rich

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EXECUTIVE COMEPNSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the Corporation's executive compensation program as it relates to the five executive officers included on the compensation tables beginning on page 29. The five executive officers listed on the compensation tables, who we refer to as "named executive officers" or "NEOs," consist of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers. For 2013, our named executive officers and their positions were:

Norman L. Lowery – Chief Executive Officer and President, First Financial Corporation and First Financial Bank, N.A.

Rodger A. McHargue – Chief Financial Officer, First Financial Corporation and First Financial Bank, N.A.

Norman D. Lowery – Chief Operations Officer, First Financial Corporation and First Financial Bank, N.A.

Steven H. Holliday – Chief Credit Officer, First Financial Bank, N.A.

Karen L. Milienu – Director of Branch Banking, First Financial Bank, N.A.

The following pages describe our executive compensation philosophy, the principal components of our executive compensation program, how our program reflects our compensation philosophy, and the roles played by different persons in establishing and evaluating the various components of our executive compensation program. We also discuss the results of our shareholders' 2013 "Say-On-Pay" vote and the actions that we have taken, or intend to take, to respond to those results. Our discussion provides important context for the compensation tables that follow and, therefore, should be read in conjunction with those tables.

COMPENSATION PHILOSOPHY

The Compensation and Employee Benefits Committee ("Compensation Committee") is responsible for determining our executive compensation philosophy and the establishment, implementation, and monitoring of our executive compensation program. The Compensation Committee is composed entirely of independent Directors as determined under the rules of the NASDAQ Global Select market.

The Compensation Committee seeks to provide a competitive compensation program that encourages current year performance and the creation of long-term shareholder value without exposing the Corporation to unreasonable risk, including credit, interest rate, liquidity, reputation, compliance, and transaction risk. Through our executive compensation program, we seek to:

•	Attract, motivate, and retain highly-qualified, talented executives who are focused on the long-term best interests of our shareholders;

•	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals;

•	Link the interests of our executives with those of our shareholders;

•	Establish Corporate, Departmental, and individual goals consistent with our strategic plan and budget that provide the basis for the annual and long-term metrics used to measure our success and the value that we create for shareholders;

•	Reward our executives for both Corporation and individual performance;

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•	Align compensation and variable incentives with measurable, objective, business results and appropriate risk management; and

•	Allow flexibility in responding to changing laws, accounting standards, and business needs as well as the constraints and dynamic conditions in the markets in which we do business.

We have implemented and operate our executive compensation program to reinforce our philosophy of aligning compensation with our short-term and long-term goals and to minimize risk to our shareholders. We currently maintain the following pay practices, which we believe enhance our pay-for-performance philosophy and further align our executives' interests with those of our shareholders:

WE DO HAVE THIS PRACTICE	WE DO NOT HAVE THIS PRACTICE

✓ Tie a significant portion of executive compensation to our performance metrics in the form of "at-risk" compensation.

✓ Incentive award metrics that are objective and tied to key company performance metrics.

✓ Share ownership guidelines (for executives and directors).

✓ Compensation recoupment "claw-back" policy.

✓ Anti-hedging policy.

✓ Double trigger change in control severance.

✓ Vest equity awards over three years to promote retention.

✓ Non-performance based incentive awards.

✓ Hedging transactions by executive officers or directors.

✓ Excise tax gross-ups in our CEO's Employment Agreement.

✓ Automatic renewal ("Evergreen") provisions in our CEO's Employment Agreement.

The Compensation Committee believes our executive compensation program has achieved its intended results. The Committee believes our compensation is competitive with the pay practices of other financial institutions of comparable size and performance and has allowed us to attract and retain executives who make substantial contributions to our success. We believe that the program aligns our executives' interests with those of our shareholders by providing a strong link between higher compensation and the attainment of pre-established objective performance goals.

TOTAL DIRECT COMPENSATION AND ITS COMPONENTS

We must continue to function as a high-performing financial services institution to provide value for our shareholders. To achieve this goal, we must have exceptional leadership committed to providing an outstanding customer experience, operating in a safe and sound manner, and producing results that build long-term shareholder value.

To encourage our executives to create shareholder value, we seek to align each executive's compensation with our short-term and long-term financial goals. We focus on total direct compensation, which is the sum of base salary, short-term incentives, and long-term equity-based incentives. Our total direct compensation is weighted heavily toward results, particularly for our NEOs, with a substantial portion of direct total compensation "at risk."

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The following chart shows the portion of our CEO's total direct compensation at risk for 2012 and 2013.

The total direct compensation shown above is not the total compensation reported in the Summary Compensation Table (SCT) on page 29. Total Direct Compensation above shows the Compensation Committee’s pay decisions for a specific performance year and the commensurate performance achieved by the CEO and the other NEOs. Amounts in the SCT reflect certain awards that were part of total direct compensation for one or more prior performance periods as well as non-performance based compensation such as the changes in the amount of pension values.

The following chart shows the principal components of total direct compensation for our NEOs.

How Total Direct Compensation is Delivered to Our CEO and Other NEOs

Component	Role	Comments
Base Salary	Fixed cash compensation based on competitive pay levels, the executive’s performance, level of responsibility, and experience to facilitate the acquisition and retention of talented, experienced management.	In 2013, base salaries were adjusted to reflect CEO and NEO performance and the desired market positioning of the Corporation.

Short-Term Incentive Award	Annual variable compensation payable in cash based on the achievement of pre-established, objective, corporate performance goals to reward performance improvements in asset management, operations, and earnings which drive shareholder value.	New performance measures were adopted in 2013 to broaden the scope of financial and operational measures and to clarify the difference between short-term and long-term performance.

Long-Term Incentive Award	Equity compensation awarded on the achievement of pre-established, long-term, objective, corporate performance goals to align the executive's compensation with the prudent management of the Corporation's assets and earnings growth objectives.

To date, this award under our 2011 Equity Incentive Plan has been paid in the form of restricted stock that vests over three years of continued service. We believe that payment in Corporation stock and the vesting requirement links executives' compensation with long-term shareholder interests and is another method of mitigating risk.

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2013 Performance and Compensation

The Corporation had another year of solid financial performance in 2013. Financial highlights include a 4.25% growth in assets from $2.9 Billion to $3.0 Billion and an increase in non-interest income of $905,000 to $40.5 Million. Total deposits grew 8% from $2.3 Billion to $2.5 Billion, with the majority of the growth occurring in core deposits. Our continued pricing discipline allowed a 33.1% reduction in total interest expense. Book value per share at year end was $28.24, and shareholders' equity grew 3.78% to $386.2 Million. For the 25th consecutive year, we increased the dividends we paid to shareholders, providing a total dividend of $0.96 per share.

We have compared key aspects of our financial performance with the performance of companies in the SNL Bank Performance Group with assets between $1.5 and $6 billion as of the end of 2013. We compared not only the performance measures used in our incentive compensation plans, which are discussed below, but other performance measures key to creating shareholder value, many of which are unique to the financial services industry and reflect a focus on capital, asset quality, and regulatory oversight.

The following is a partial summary of the benchmarking results, including the performance criteria most closely aligned with the performance criteria under our incentive compensation plans:

SNL Bank Peer Group Performance

Assets $1.5B to $6.0B

2013 Financial Performance Results

Short-Term Performance Measures

	Net Income 2013Y ($000)	ROAA 2013Y (%)	Efficiency Ratio 2013Y (%)	NPLs / Loans 2013 Y (%)	Nonaccrual Loans / Loans 2013 & Y (%)	Deposit Growth Rate 2013 Y (%)
Minimum	(10,146)	(0.31)	105.14	0.07	0.06	(10.87)
Median	23,687	0.94	64.71	1.67	1.08	5.03
Average	29,434	1.00	65.21	2.00	1.21	10.35
Maximum	172,075	4.18	38.07	9.16	4.16	140.20
First Financial Corp.	31,534	1.06	64.19	1.90	1.79	8.02
Percent Rank	66%	67%	51%	59%	83%	64%

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In 2013, we performed strongly with respect to the performance measures of our incentive compensation program. With a focus on net income, asset quality, and operating efficiency, we achieved third and fourth quartile results in comparison to a peer group of 110 public banks of comparable size. We are especially pleased with the low rate of nonaccruals and our improved efficiency ratio, which occurred in spite of the acquisition of eight new branches in 2013 which were part of our plan for expansion and growth but were anticipated to adversely affect our efficiency ratio. These accomplishments will drive future earnings growth and shareholder value.

Long-Term Performance Measures

	3 Year ROAA	3 Year ROAE	3 Year Efficiency Ratio	3 Year Basic Tangible Book Value per Share	3 Year NPLS/Loans
Minimum	(2.94)	(18.27)	107.47	1.67	0.19
Median	0.94	9.35	62.80	12.56	2.28
Average	0.87	8.87	63.63	90.90	2.65
Maximum	2.26	27.33	36.07	5,465.20	10.41

First Financial Corp.	1.23	9.42	58.99	24.51	2.74
Percent Rank	83%	51%	68%	90%	63%

We are sustaining upper quartile performance against the long-term measures of ROAA and Tangible Book Value. These two measures are closely aligned with earnings efficiency and a strong balance sheet. Our rank at the 68th percentile for 3-year efficiency ratio is an indication of our strong cost-management principles and sustained non-interest income performance, despite the burden of the branch acquisitions we have completed over the past two years and their impact on our overall efficiency ratio.

2013 Compensation for Executives

Elements of Compensation

The principal elements of each NEO's compensation are base salary, short-term incentive compensation, long-term incentive compensation, and other benefits. Although the Compensation Committee has not adopted a formula for allocating a NEO's compensation among its various components, it believes that a significant portion of each NEO's compensation should be based on performance and that the percentage of total compensation at risk should increase with the NEO's total compensation and responsibilities with the Corporation.

The following chart shows the principal elements of compensation, each of which is discussed in more detail later in this summary:

Compensation Element	Description and Purpose
Base Salary	A fixed amount of cash compensation based on competitive pay levels and the executive's performance, level of responsibility, and experience.
Short-term Incentive Compensation	Annual variable compensation payable in cash, based on the achievement of pre-established objective corporate performance goals. Links compensation to the achievement of short-term corporate goals.
Long-term Incentive Compensation	To date, awards have been in the form of restricted stock based on the achievement of pre-established, objective, 3-year corporate performance goals. After being earned, the awards are subject to a 3-year vesting schedule. Links compensation to the achievement of longer-term corporate goals and serves as a retention incentive and to mitigate risk.
Other Benefits	Tax-qualified retirement plans and non-qualified deferred compensation plans encourage retention and provide important post-retirement benefits. Life insurance benefits are also provided.

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Base Salary Base salary is the fixed component of total cash compensation. The Compensation Committee attempts to set base salaries for a particular executive position at a level that will facilitate the attraction and retention of a skilled management team. Base salaries are typically increased to reward those NEOs who have provided valuable service to the Corporation over many years. The Compensation Committee reviews market data in establishing base salaries, but it does not tie its determinations to a particular benchmark. Among the third-party compensation surveys that the Compensation Committee reviews are the Crowe Horwath Financial Institutions Compensation Survey (consisting of a survey for Indiana, Illinois, and the Midwest) and surveys provided by AON-Hewitt, The Hay Group, The Conference Board, Mercer, and Towers Watson.

The starting point for determining any adjustments to a NEO's base salary is the annual increase in the Corporation's annual salary pool approved by the full Board of Directors. Individual base salary increases for all employees, including the NEOs, are awarded as allocations from that salary pool. In establishing the amount of the pool, the Compensation Committee and the Board of Directors consider general economic conditions (such as inflation and recessionary factors), the performance of the Corporation and the Bank, and other sources of information, such as surveys referred to in the preceding paragraph.

The Compensation Committee adjusts the base salary of a NEO only after reviewing his or her performance over the past fiscal year. The Compensation Committee's review focuses on the NEO's attainment of objective performance goals established by the Compensation Committee, supervisory skills, dependability, initiative, skill level, and overall value to the Corporation. The Compensation Committee considers all of these factors as a whole, without giving a pre-established weighting to any particular factor, and determines any adjustment to the NEO's base salary.

Our Chief Executive Officer's employment agreement provides for a minimum base salary of $620,297. This amount reflects Mr. Lowery's long and valuable service to the Corporation and his contributions to its success. For 2013, our CEO's base salary was $626,097, and for 2014 it will be $630,297.

Incentive Compensation The Compensation Committee makes annual incentive awards to named NEOs and other management employees pursuant to the First Financial Corporation 2011 Short-Term Incentive Plan ("2011 STIP"). Each year, the Compensation Committee establishes and approves objective performance goals, the relative weight accorded to each performance goal, and the threshold, target, and maximum award rates for each participating executive. For 2013, the Compensation Committee established these criteria on February 5, 2013, and it communicated the potential awards and performance criteria to our NEOs on the same date.

The amount of a NEO's incentive compensation for a year under the 2011 STIP depends on his or her target award, which is stated as a percentage of base salary, and the extent to which the performance criteria for the year are achieved or exceeded. No payments are made unless threshold performance is achieved or surpassed. At threshold performance, the payout is 80% of the NEO's target award; at target performance, 100% of the target award; and at or above maximum performance, 125% or 120%, for tiers 1 and 2 respectively, of the executive's target award. For purposes of the STIP, Mr. Norman L. Lowery was the only tier 1 executive for 2013. Awards for performance between threshold and target or between target and maximum performance are determined by interpolation.

The Compensation Committee spends significant time reviewing the Corporation's annual strategic plan and budget, which are approved by the Board of Directors in November or December of the preceding year, and in analyzing financial measures and determining the level of performance required for threshold, target, and maximum payouts. The Compensation Committee establishes the threshold performance goals that it believes to be achievable given a sustained effort on the part of the named executive officers and target and maximum goals that require increasingly greater effort to achieve. The annual incentive opportunities for each NEO are based upon weighted performance measures established by the Compensation Committee based upon its assessment of what is important to the Corporation’s and the Bank’s overall performance and within the scope of the NEO's ability to achieve.

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To receive an award earned under the 2011 STIP, a NEO must be employed on the last day of the year and, except in the case of termination on account of death, disability, or retirement, must be an employee on the payment date. The payment of amounts earned under the 2011 STIP must be made within 75 days after the end of the calendar year for which the payment is made.

The Compensation Committee commences the process of establishing our incentive compensation by considering and approving objective performance goals no later than February each year (February 5, 2013) which are tied to key components of our strategic plan and budget, and balanced against corporate risk.

In February, 2013, we modified the financial and operational performance measures used in our short-term and long-term incentive plans. In making those changes, we sought to align incentive compensation more closely with performance criteria that NEOs are able to influence with their performance rather than with market fluctuations over which NEOs have little, if any, control. In 2008 and 2009 many Community Banks lost significant value as a result of the financial crisis which First Financial successfully navigated. As a result these institutions have recognized higher shareholder returns recently but have still underperformed First Financial and the broader market over a longer time horizon.

Our performance measures are designed to ensure our incentive awards promote performance improvements that will lead to the creation of shareholder value. For this reason and the importance of "real capital" to financial institutions we added 3-Year Tangible Book Value to our long-term performance goals in 2013. This measure of book value demonstrates the real value of assets on our balance sheet and, in comparison with comparable financial institutions, can be a meaningful predictor of future shareholder value. In setting performance measures, we have also sought to encourage maintenance of a high quality loan portfolio, stress operational performance with the efficiency ratio, balance growth with a sound base of customer deposits and balance risk and incentive compensation in accordance with the Guidance on Sound Incentive Compensation Policies issued by the Federal Reserve, the FDIC, the OCC, and OTC in 2010. Finally, we stress operational performance with the efficiency ratio and balancing growth with a sound base of customer deposits.

Short-Term Incentive Plan

The table below reports the goals ("Goal"), their weightings ("Weight"), our results ("Actual"), and the 2013 results for the CEO and other NEOs ("Composite") under the Short-Term Incentive Plan. The goals set out below were established and approved by the Compensation Committee and communicated to participating executives on February 5, 2013, and were based on our strategic plan and budget for the year. For 2013, our CEO earned 99.75% of the Short-Term Incentive Plan target award.

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Measure	Level	NL Lowery	McHargue	ND Lowery	Holliday	Milienu
	Goal	$31,778	$27,846	$27,846	$27,846	$27,846
Net Income	Actual	$31,534	$27,887	$27,887	$27,887	$27,887
	% of Goal	99.23%	100.15%	100.15%	100.15%	100.15%
	Weight	50.00%	40.00%	40.00%	20.00%	30.00%
	Composite	49.62%	40.06%	40.06%	20.03%	30.04%

	Goal	65.89%	64.04%	64.04%	—	—
Efficiency	Actual	64.52%	64.37%	64.37%	—	—
Ratio	% of Goal	102.12%	99.49%	99.49%	—	—
	Weight	25.00%	20.00%	20.00%	—	—
	Composite	25.53%	19.90%	19.90%	—	—

	Goal	2.80%	—	—	2.80%	—
Non-	Actual	2.68%	—	—	2.72%	—
Performing	% of Goal	104.48%	—	—	102.94%	—
Loans	Weight	7.50%	—	—	10.00%	—
	Composite	7.84%	—	—	10.29%	—

	Goal	2.00%	—	—	2.00%	—
	Actual	1.60%	—	—	1.88%	—
Delinquency	% of Goal	125.00%	—	—	106.38%	—
	Weight	7.50%	—	—	10.00%	—
	Composite	9.38%	—	—	10.64%	—

	Goal	2.81%	3.91%	3.91%	3.91%	—
Loan	Actual	(4.19)%	(3.05)%	(3.05)%	(3.05)%	—
Growth	% of Goal	0.00%	0.00%	0.00%	0.00%	—
	Weight	5.00%	5.00%	5.00%	20.00%	—
	Composite	0.00%	0.00%	0.00%	0.00%	—

	Goal	3.35%	4.94%	4.94%	—	4.94%
Deposit	Actual	4.95%	5.19%	5.19%	—	5.19%
Growth	% of Goal	147.76%	105.06%	105.06%	—	105.06%
	Weight	5.00%	5.00%	5.00%	—	35.00%
	Composite	7.39%	5.25%	5.25%		36.77%

	Goal	—	$3,598	$(3,959)	$48,853	$13,470
Departmental	Actual	—	$4,079	$(3,449)	$41,980	$14,180
Controllable	% of Goal	—	113.37%	114.79%	85.93%	105.27%
Income/Expense	Weight	—	30.00%	30.00%	15.00%	35.00%
	Composite	—	34.01%	34.44%	12.89%	36.84%

	Goal	—	—	—	0.41%	—
Net	Actual	—	—	—	0.37%	—
Charge-Offs	% of Goal	—	—	—	110.81%	—
	Weight	—	—	—	10.00%	—
	Composite	—	—	—	11.08%	—

	Goal	—	—	—	2.88%	—
Loan	Actual	—	—	—	3.28%	—
Spread	% of Goal	—	—	—	113.89%	—
	Weight	—	—	—	15.00%	—
	Composite	—	—	—	17.08%	—

	TOTAL	99.75%	99.22%	99.65%	82.02%	103.66%

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Long-Term Incentive Plan

The Compensation Committee believes that equity-based compensation is an effective means of strengthening the alignment between the interests of our executive officers and our shareholders and is an essential tool for attracting, retaining, and motivating talented executive officers. At the 2011 annual meeting, the Corporation’s shareholders approved the First Financial Corporation 2011 Equity Incentive Plan ("2011 EIP"), which provides for awards of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and long-term cash incentives.

Our long-term incentive measures represent the aggregate goals for the three-year period ending in the year for which the award is made. They are communicated to participating executives no later than February 15 each year. For 2013, the long-term incentive measures remained the same as in 2012, with the addition of Tangible Book Value. The table below reports the goals ("Goal"), their weightings ("Weight"), our results ("Actual"), and the 2013 results for the CEO and other NEOs ("Composite") under the Long-Term Incentive Plan. As noted on the table, the actual earned award of restricted stock is calculated as percentage of the target award. For 2013, our CEO earned 111.99% of the Long-Term Incentive Plan target award.

Measure	Level	NL Lowery	McHargue	ND Lowery	Holliday	Milienu
3 Year	Goal	1.11%	1.06%	1.06%	1.06%	1.06%
Average	Actual	1.23%	1.14%	1.14%	1.14%	1.14%
Return on	% of Goal	110.81%	107.55%	107.55%	107.55%	107.55%
Assets	Weight	20.00%	20.00%	20.00%	20.00%	20.00%
	Composite	22.16%	21.51%	21.51%	21.51%	21.51%

3 Year	Goal	8.63%	8.68%	8.68%	8.68%	8.68%
Average	Actual	9.36%	9.25%	9.25%	9.25%	9.25%
Return on	% of Goal	108.46%	106.57%	106.57%	106.57%	106.57%
Equity	Weight	15.00%	15.00%	15.00%	15.00%	15.00%
	Composite	16.27%	15.99%	15.99%	15.99%	15.99%

	Goal	$25.18	$25.18	$25.18	$25.18	$25.18
Tangible	Actual	$24.91	$24.91	$24.91	$24.91	$24.91
Book	% of Goal	98.93%	98.93%	98.93%	98.93%	98.93%
Value	Weight	30.00%	30.00%	30.00%	30.00%	30.00%
	Composite	29.68%	29.68%	29.68%	29.68%	29.68%

3 Year	Goal	4.02%	4.02%	4.02%	4.02%	4.02%
Earnings	Actual	5.04%	5.04%	5.04%	5.04%	5.04%
Per Share	% of Goal	125.37%	125.37%	125.37%	125.37%	125.37%
Growth	Weight	35.00%	35.00%	35.00%	35.00%	35.00%
	Composite	43.88%	43.88%	43.88%	43.88%	43.88%

	TOTAL	111.99%	111.05%	111.05%	111.05%	111.05%

Retirement Plan Benefits

Overview We believe that retirement and other post-employment benefits can be a powerful motivational tool for attracting and retaining key executives. Our retirement plans consist of three tax qualified retirement plans, which cover most employees of the Corporation and participating subsidiaries. The Internal Revenue Code limits on qualified plan benefits that result in certain executive employees receiving a substantially lower benefit (as a percentage of compensation) than other participating employees. We have adopted nonqualified retirement plans to make-up for these benefit reductions.

Our three qualified retirement plans are the First Financial Corporation 401(k) Savings Plan ("Savings Plan"), the First Financial Corporation Stock Ownership Plan ("ESOP"), and the First Financial Corporation Employees' Pension Plan ("Pension Plan").

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Qualified Retirement Plans

401(k) Savings Plan The Savings Plan allows eligible employees to contribute a portion of their compensation on a before-tax basis. Participants may direct the investment of their plan accounts among a diversified range of investment options. For those participants who are not eligible for future benefit accruals under the Pension Plan, the Corporation may, in its discretion, match the participant's contributions (up to 4% of compensation) and make non-matching contributions.

ESOP The Corporation and its participating subsidiaries and affiliates may make contributions to the ESOP in the form of Corporation stock or cash to be invested primarily in Corporation stock. The amount of any contributions is determined by the Board of Directors of the Corporation. The value of a participating employee's benefit under the ESOP depends on the value of the shares of Corporation stock and any other amounts allocated to his or her account.

Pension Plan The Pension Plan is a defined benefit plan that provides each participant with a benefit based on the participant's compensation and service, which is then offset by the value of the participant's benefit under the ESOP. This type of arrangement is commonly referred to as a floor-offset arrangement. Future accruals under the Pension Plan have been frozen for all participants except those who, as of December 31, 2012, (i) had reached age 65, completed at least 30 years of service, or had a combined years of age and vesting service of at least 70, or (ii) were participants in the Short-Term Incentive Plan.

Nonqualified Retirement Plan

The Corporation's nonqualified retirement plans provide supplemental retirement benefits for a select group of management or highly compensated employees to replace benefit reductions under the qualified retirement plans due to Internal Revenue Code limitations on compensation that may be considered in calculating benefits and on the total benefits for any employee. As the Corporation maintains both a qualified defined benefit plan and qualified defined contribution plans, it maintains separate nonqualified plans to make up for lost benefits under each type of plan. The Executives' Deferred Compensation Plan consists of an original plan, which is exempt from Internal Revenue Code Section 409A ("EDC Plan"), and a 2005 plan, which is subject to Section 409A ("2005 EDC Plan"). The EDC and the 2005 EDC permit participating executives to defer compensation without regard to the limitations imposed by the Internal Revenue Code applicable to qualified retirement plans and provides for a supplemental ESOP to make up for benefit reductions to comply with Internal Revenue Code limits. The Executive Supplemental Retirement Plan consists of an original plan, which is exempt from Internal Revenue Code Section 409A ("ESRP"), and a 2005 plan, which is subject to Section 409A ("2005 ESRP"). The ESRP and the 2005 ESRP make up for benefit reductions under the Pension Plan imposed to comply with Internal Revenue Code limits on qualified Plan benefits. Benefits under the ESRP and 2005 ESRP are reduced by amounts payable under the supplemental ESOP portion of the EDC Plan and the 2005 EDC Plan, just as amounts payable under the Pension Plan are reduced by the value of benefits payable under the ESOP.

Perquisites

The Corporation provides very limited perquisites to executive officers; however, it does sponsor a life insurance program for the named executive officers of the Bank. Under the life insurance program, the Bank purchased a whole life insurance policy on behalf of, and pays the premiums on behalf of, each executive officer of the Bank. The policy is owned by the individual and is intended to be fully paid at age 65 for those who were 55 or older, and at age 60 for those who were less than 55 years of age at the time the individual joined the Bank.

The Process for Setting Executive Compensation

Role of the Compensation Committee

Each year, the Compensation Committee reviews our executive compensation program to assure that the program and the compensation for each NEO are consistent with our compensation philosophy and, specifically, that a substantial portion of our NEOs' compensation is paid only if pre-established objective performance goals are met or exceeded. In exercising its duties, the Compensation Committee considers all elements of our executive compensation program, as well as individual performance, Corporation performance, and market compensation considerations.

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The Compensation Committee determines the appropriate allocation of each NEO's potential compensation among base salary, short-term incentive compensation, long-term incentive compensation, and other components. Based on our strategic plan and budget, the Compensation Committee sets the appropriate goals and measures under the short-term and long-term incentive components of the program and communicates those goals and measures to covered NEOs on or before February 15 of the year. Each year, the Compensation Committee also reviews our performance compared to short-term and long-term objectives, reviews our executive officer pay practices, evaluates risks associated with our executive compensation program, and approves all awards under our short-term and long-term incentive plans. The Compensation Committee reports its decisions to the Board of Directors.

Role of Company Personnel

Each year, prior to any adjustments in compensation, our Chief Executive Officer provides the Compensation Committee with a review of our strategic and financial performance and the compensation and performance of all executive officers other than himself. He also develops recommendations regarding the compensation of those executive officers and presents his recommendations to the Compensation Committee for review and approval. The Compensation Committee generally requests information relevant to its determinations from Corporation personnel, including our Chief Financial Officer. However, no executive officer other than our Chief Executive Officer attends Compensation Committee meetings. The Compensation Committee invites our Chief Executive Officer to attend Committee meetings at which it discusses the compensation of executive officers other than himself. Our Chief Executive Officer does not attend the portion of Compensation Committee meetings at which his compensation is discussed, nor does he make recommendations regarding his own compensation. The Corporation's Human Resources Management provides information and other support to our Chief Executive Officer and the Compensation Committee in connection with the Compensation Committee's deliberations.

Role of Outside Consultants

The Compensation Committee is authorized to retain its own advisors. In April 2010, the Compensation Committee retained Grant Thornton LLP as its independent compensation consultant. Grant Thornton did not perform any services for management, and it interacted with members of management only under the Compensation Committee’s oversight and with the knowledge and permission of the Compensation Committee chair. Grant Thornton’s duties included (i) design of a short-term incentive compensation plan, (ii) design of a long-term incentive plan for key executive officers, (iii) review of director compensation, and (iv) confirmation of the competitiveness of total compensation for certain executive officers. In connection with Grant Thornton’s recommendations, the Board adopted the 2011 Short Term Incentive Compensation Plan and the 2011 Omnibus Equity Incentive Plan which approved by our shareholders at our 2011 annual meeting and is described under the heading "Incentive Compensation" on page 21.

In 2013, the Compensation Committee again retained Grant Thornton to provide advice regarding our compensation policies and practices. Grant Thornton provided a banking industry update, a regulatory update on compensation and corporate governance topics, and other topics related to the Corporation and its compensation plans. In connection with its retention of Grant Thornton, the Compensation Committee determined that no conflict of interest existed that would impair the ability of Grant Thornton to serve as a compensation consultant to the Compensation Committee.

Shareholder's 2013 Advisory Approval of the Corporation's Executive Compensation

At our most recent annual meeting, held on April 17, 2013, the Corporation held a non-binding advisory vote on the compensation program for our named executive officers, as disclosed in our proxy statement dated March 18, 2013. This type of vote is commonly referred to as "Say-On-Pay". At the meeting, approximately 52% of the represented shares voted to approve the executive compensation program, while approximately 30% voted against. Even though the executive compensation program did not change from 2011 to 2012, the number of shareholders approving the program decreased, and the number of shareholders voting against approval increased. The Committee believes that the increase in the number of "no" votes in 2013 was influenced by the recommendation of Institutional Shareholder Services ("ISS") to vote against the executive compensation program.

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The Compensation Committee also believes the vote of our shareholders was influenced, in part, by the conclusion drawn by ISS that "the CEO’s annual cash incentive award was paid at target, despite below-target achievement in two of the three performance metrics". While it is correct that two of the three performance metrics for the CEO were slightly below target (Net Income – 97.8% of target and Return on Equity – 96.05% of target), it is not correct the CEO was paid at target, as he was compensated at 97.8404% of target based on these results and the performance achieved on a third goal, Return on Assets.

Among the other reasons provided by ISS for its no-vote recommendation was that equity grants under the long-term incentive plan, while performance-based, were determined using the same performance metrics that were used for annual cash-based awards under the short-term plan, albeit using three-year averages instead of one-year results. While the Corporation and the Compensation Committee believe the metrics used in 2012 were appropriate for both the long-term equity incentive plan and annual cash based incentive awards, the Compensation Committee changed the metrics in February, 2013, prior to last year’s annual meeting of shareholders and the ISS recommendation, so that the metrics under the short-term incentive plan and the long-term incentive plan, while still appropriate, differ.

The Compensation Committee has considered the ISS recommendations and the vote of our shareholders as a part of its review of the Corporation’s overall executive compensation program, including the appropriateness of the compensation philosophy, our objectives, and the level of compensation provided to the NEOs. Based on an analysis of these factors, the Compensation Committee has determined our Executive Compensation Philosophy and the application of the philosophy is appropriate.

Assessment of Incentives for Excessive Risk-Taking

Each year, the Committee evaluates the material operational risks to the Corporation, which includes credit, interest rate, liquidity, reputation, compliance, and transaction risk as well as the added potential for loss that could result from any of our compensation programs. The Committee also charges the Corporation’s General Auditor with performing a risk assessment of the incentive compensation program. Based on a review of these risks and the report of the General Auditor, the Committee has determined that the Corporation’s compensation arrangements and policies do not encourage excessive risk-taking.

Share Ownership and Retention Guidelines and Prohibition on Hedging

Share ownership and retention guidelines help to foster a focus on long-term growth. The Board of Directors has adopted stock ownership guidelines applicable to our named executive officers. Under those guidelines, our CEO is required to own a number of shares of the Corporation’s common stock equal in value to $500,000, and other NEOs are required to own a number of shares equal in value to $150,000. Except for purposes of exercising statutory diversification rights under the ESOP, our covered executives may not dispose of shares until they have satisfied the guidelines. Covered executives are expected to comply with the guidelines as soon as practicable, and in no event later than five years after the date they become a covered executive. In the case of individuals who were covered executives when the guidelines became effective, compliance is required within five years of the effective date. Messrs. Norman L. Lowery, McHargue Norman D. Lowery, and Ms. Milienu currently meet the guidelines.

Our NEOs and directors are prohibited from engaging in hedging or monetization transactions with respect to the securities of the Corporation.

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Tax Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of a company’s chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to this deduction limit. It is the Committee’s objective to maximize deductibility under Section 162(m) to the extent consistent with the Committee’s assessment of the interests of the Company and its shareholders.

Executive Compensation Recovery Policy

We can recover or "claw back" all or a portion of an incentive compensation payment which was based on erroneous data due to our material noncompliance with any financial reporting requirement under securities laws which resulted in an accounting restatement. The claw back applies to incentive compensation described above which was paid within three years preceding the date of the accounting restatement. In that instance, the participant is required to repay the excess amount which would not have been paid to the participant but for the accounting restatement.

Compensation Committee Report

The Compensation and Employee Benefits Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee (i) is satisfied that the Compensation Discussion and Analysis represents the philosophy, intent and actions of the Committee with regard to executive compensation, and (ii) recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Members of the Compensation and Employee Benefits Committee:

Anton H. George,
Ronald K. Rich
William J. Voges Chairman

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EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer, the chief financial officer and the three most highly compensated executive officers other than the chief executive officer and the chief financial officer (collectively, the "Named Executive Officers") during the years ended December 31, 2013, 2012 and 2011.

		Salary		Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)		Total
Name and Principal Position	Year	($)		($)	($)	($)	($)		($)
Norman L. Lowery,	2013	626,097	(5)	459,532	282,017	-	75,862	(7)	1,443,508
Chie Executive Officer,	2012	607,615		531,563	275,845	658,135	85,538		2,158,696
First Financial Bank, N.A. and	2011	598,049		-	337,276	976,461	48,938		1,960,724
First Financial Corporation

Rodger A. McHargue,	2013	196,191	(5)	94,913	68,823	34.472	11,278	(7)	405,677
Chief Financial Officer,	2012	189,826		92,306	65,004	148,717	6,992		502,845
First Financial Bank, N.A. and	2011	184,612		-	77,537	154,452	3,477		420,078
First Financial Corporation

Steven H. Holliday,	2013	190,565	(6)	-	54,578	-	13,281		258,424
Chief Credit Officer,	2012	78,506		-	62,000	-	7,532		148,038
First Financial Bank, N.A.	2011	-		-	-	-	-		-

Norman D. Lowery,	2013	191,014		92,816	67,351	3,442	16,349	(7)	370,972
Chief Operations Officer,	2012	185,631		90,466	63,568	115,998	11,309		466,972
First Financial Bank, N.A. and	2011	180,937		-	75,991	90,414	7,385		354,727
First Financial Corporation

Karen L. Milienu,	2013	145,590		31,127	37,811	17,717	3,245	(7)	235,490
Director of Branch Banking,	2012	141,487		17,778	43,479	-	600		203,344
First Financial Bank, N.A	2011	121,472		-	30,491	-	600		152,563

Donald E. Smith, (8)	2013	148,000		151,189	-	-	18,040		317,229
Chairman of the Board	2012	200,000		638,938	91,137	-	2,464		932,539
and President Emeritus,	2011	712,129		-	419,685	-	-		1,131,814
First Financial Corporation

(1)	The amounts in this column represent the aggregate grant date fair values of the restricted stock awarded in 2013 for 2012 performance, determined pursuant to ASC 718. These amounts do not reflect whether the recipient will realize a financial benefit from the awards (such as becoming vested over the three-year graded vesting period). The grant date fair values have been determined based on the assumptions and methodologies set forth in the Corporation’s 2013 Form 10-K (note 16).

(2)	The amounts in this column reflect amounts earned under the 2011 STIP on December 31, 2013, which were paid on February 15, 2014. The 2011 STIP is discussed in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)	The amounts in this column reflect the actuarial increase in the present value of the named executive officers' benefits under the Pension Plan and our nonqualified defined benefit plans ("ESRP" and "2005 ESRP"), determined using interest rate and mortality rate assumptions consistent with those used in the Corporation's financial statements, and they include amounts that the named executive officer may not be able to receive because such amounts are not vested. Because the ESOP and the Pension Plan constitute a "floor offset" retirement program, this column represents amounts required to be paid under the Pension Plan and nonqualified defined benefit plans because they are not offset by the named executive officer's ESOP benefit or the portion of the nonqualified defined contribution plans ("'EDC Plan" and "2005 EDC Plan") attributable to the ESOP make-up.

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(4)	Allocations to the named executive officer’s respective account in the ESOP for 2013, which are properly included in this column, were not calculable as of the date of this Proxy Statement. Such amounts for 2012 were as follows: $12,097 for Mr. Norman L. Lowery; $12,097 for Mr. McHargue; $12,097 for Mr. Norman D. Lowery; $8,351 for Ms. Milienu and $13,203 for Mr. Smith.

(5)	Includes $4,800 for service as a director of Portfolio Management Specialist A (a subsidiary of the Bank), Portfolio Management Specialist B (an indirect subsidiary of the Bank) and Global Portfolio Limited Partnership (an indirect subsidiary of the Bank), and $1,000 for service as a director of FFB Risk Management Company, Inc. (a subsidiary of the Corporation).

(6)	Includes $200 for service as a manager of First Financial Real Estate LLP (a real estate investment trust of the Bank).

(7)	Includes (i) the premiums paid by the Corporation pursuant to a life insurance program for named executive officers, (ii) amounts contributed by the Corporation under the 2005 EDC, which were $41,682 for Norman L. Lowery, $189 for Mr. McHargue, and $360 for Norman D. Lowery, and (iii) dividends on restricted stock.

(8)	Mr. Smith served as an Executive Officer until April 17, 2013 and an employee until his retirement March 1, 2014.

Grants of Plan-Based Awards

The following table sets forth the plan based grants during the fiscal year ended December 31, 2013, consisting of awards made under the 2011 STIP and 2011 EIP, which are discussed in more detail in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Name	Grant Date	Plan Name	Estimated Payouts Under Non-Equity Incentive Plan Awards ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)	Grant Date Fair Value ($)(3)
Norman L. Lowery		2011 STIP	282,017
	2/1/2014	2011 EIP		417,894	32.17
Rodger A. McHargue		2011 STIP	68,823
	2/1/2014	2011 EIP		87,332	32.17
Steven H. Holliday		2011 STIP	54,578
	2/1/2014	2011 EIP		85,173	32.17
Norman D. Lowery		2011 STIP	67,351
	2/1/2014	2011 EIP		85,463	32.17
Karen L. Milienu		2011 STIP	37,811
	2/1/2014	2011 EIP		32,570	32.17
Donald E. Smith (4)		2011 STIP	-
	-	2011 EIP		-	32.17

(1)	The amounts in this column represent the fiscal year 2013 awards under the 2011 STIP. To receive a payout under the 2011 STIP, a participant must remain employed with the Corporation through the date payment is made, which is within 75 days of the end of the performance period (except in the case of death, disability, retirement, termination without cause or a termination for good reason, which terms are defined in the 2011 STIP).

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(2)	The awards in this column represent performance based restricted stock awards made in 2014 based on performance during 2013. For the fiscal year 2013, the shares vest in three substantially equal installments on December 31 of 2014, 2015, and 2016. Vesting is contingent upon the executive officers remaining employed during the required service period. Award recipients are entitled to dividends on the restricted shares during the vesting period.

(3)	The fair market value of the performance based restricted stock awards reported in this column is the grant date value of the awards as determined under ASC 718.

(4)	Mr. Smith served as an Executive Officer until April 17, 2013 and an employee until his retirement March 1, 2014.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares of Stock that Have Not Vested (1)	Market Value of Shares of Stock that Have Not Vested
Norman L. Lowery	14,833	$542,294.48
Rodger A. McHargue	2,905	$106,206.80
Norman D. Lowery	2,844	$103,976.64
Steven H. Holliday	-	-
Karen L. Milienu	841	$30,747
Donald E. Smith (2)	9,075	$331,782

(1)	This award represents performance based restricted stock awards based on performance during 2011 and 2012. The restricted shares will vest on December 31, 2014, and December 31, 2015, provided the executive is still employed on such date.

(2)	Mr. Smith served as an Executive Officer until April 17, 2013 and an employee until his retirement March 1, 2014.

Option Exercises and Stock Vested in 2013

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Norman L. Lowery	9,817	$358,909.52
Rodger A. McHargue	1,869	$68,330.64
Norman D. Lowery	1,829	$66,868.24
Steven H. Holliday	-	-
Karen L. Milienu	499	$18,243
Donald E. Smith	7,423	$271,385

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Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Pension Plan, the ESRP, and the 2005 ESRP. The benefits were determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements and are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree.

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit ($) (d)(1)		Payments During Last Fiscal Year (e)
Norman L. Lowery	Qualified Pension Plan	17	1,108,589	(2)	0
	ESRP	17	769,059	(3)	0
	2005 ESRP	17	1,605,711	(3)	0
Rodger A. McHargue	Qualified Pension Plan	19	398,501	(2)	0
	2005 ESRP	19	7,341	(3)	0
Steven H. Holliday	Qualified Pension Plan	1	-		0
	2005 ESRP	1	-		0
Norman D. Lowery	Qualified Pension Plan	23	213,823	(2)	0
	2005 ESRP	23	5,940	(3)	0
Karen L. Milienu	Qualified Pension Plan	15	218,785	(2)	0
Donald E. Smith (5)	Qualified Pension Plan	44	0	(4)	0

(1)	The calculation of present value of accumulated benefit assumes a discount rate of 4.95% and mortality based on the 2013 IRS Current Liability Tables. Benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree.

(2)	These amounts represent the amount that Messrs. Norman L. Lowery, McHargue, Norman D. Lowery, and Ms. Milienu’s Pension Plan benefit exceeds their ESOP benefit pursuant to the floor offset arrangement.

(3)	This amount represents the amount Messrs. Norman L. Lowery, McHargue, and Norman D. Lowery’s Executive Supplemental Retirement benefit exceeds his Executive Deferred Compensation benefit.

(4)	Mr. Smith is not entitled to a benefit from the Pension Plan because the value of his ESOP benefit exceeds the value of his Pension Plan benefit pursuant to the floor offset arrangement.

(5)	Mr. Smith served as an Executive Officer until April 17, 2013 and an employee until his retirement March 1, 2014.

The benefits provided under the Pension Plan are offset by the benefits provided under the ESOP. The offset works in the following manner. If a participant’s ESOP benefit exceeds the benefit he has accrued under the Pension Plan, the participant will receive his ESOP benefit in lieu of the Pension Plan benefit. For example, a participant’s ESOP benefit is $120,000 and his Pension Plan benefit is $100,000. The $120,000 benefit will be paid from the ESOP and $0 will be paid from the Pension Plan. However, if a participant’s Pension Plan benefit exceeds his ESOP benefit, then the participant will receive his ESOP benefit along with the amount the Pension Plan benefit exceeded the ESOP benefit paid from the Pension Plan. For example, a participant’s ESOP benefit is $100,000 and his Pension benefit is $120,000. The $100,000 benefit will be paid from the ESOP and $20,000 will be paid from the Pension Plan.

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The benefits provided under the Executive Supplemental Retirement Plan (“ESRP) and 2005 ESRP are offset by the benefits provided under the Executive Deferred Compensation Plan (“EDC”) and the 2005 EDC respectively. The offset works in the following manner. The offset between the ESRP and the EDC works in the same manner as the ESOP/Pension Plan offset. If a participant’s EDC benefit exceeds the benefit he has accrued under the ESRP, the participant will receive his EDC benefit in lieu of the ESRP benefit. For example, a participant’s EDC benefit is $120,000 and his ESRP benefit is $100,000. The $120,000 benefit will be paid from the EDC and $0 will be paid from the ESRP. However, if a participant’s ESRP benefit exceeds his EDC benefit, then the participant will receive his EDC benefit along with the amount the ESRP benefit exceeded the EDC benefit paid from the ESRP. For example, a participant’s EDC benefit is $100,000 and his ESRP is $120,000. The $100,000 benefit will be paid from the EDC and $20,000 will be paid from the ESRP.

Nonqualified Deferred Compensation For 2013

Pursuant to the EDC and the 2005 EDC, we permit certain executive officers and highly compensated employees to defer a portion of their compensation and also provide supplemental benefits to certain highly compensated employees to recompense the employees for benefits lost due to the imposition of Code limitations in the ESOP. The amounts shown below represent the accumulated benefit cost to the Corporation for these plans. The table also shows amounts which were earned and deferred under the 2001 LTIP and 2005 LTIP.

Name	Plan Name	Executive Contributions in last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year- End ($)
Norman L. Lowery	EDC		-	50,372		459,666
	2005 EDC		41,682	47,542		309,694
	2001 LTIP			85,404	140,228	1,201,732
	2005 LTIP			136,420	223,992	1,919,578
Roger A. McHargue	2005 LTIP			7,821		227,708
	2005 EIP		189			540
Steven H. Holliday	2005 EDC
Norman D. Lowery	2001 LTIP			5,056		147,205
	2005 LTIP			7,821		227,708
	2005 EDC		360			878
Karen L. Milienu	2001 LTIP			5,056		147,205
	2005 LTIP			7,821		227,708
Donald E. Smith (2)	2001 LTIP			85,805	155,875	1,200,409
	2005 LTIP			138,022	250,734	1,930,927

(1)	These amounts are included in the named executive officer’s compensation in the Summary Compensation Table.

(2)	Mr. Smith served as an Executive Officer until April 17, 2013 and an employee until his retirement March 1, 2014.

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Employment Agreement with Norman L. Lowery

Our CEO has a written employment agreement ("Agreement") with the Corporation. The terms of that Agreement can be summarized as follows:

•	Term: The Agreement was effective December 1, 2012, and is for a period of three years. (the "Employment Agreement").

•	Restrictive Covenants: The Agreement requires that our CEO comply with the restrictive covenants in the Agreement, including non-solicitation, non-competition, and non-disclosure requirements to receive the severance benefits in addition to any benefits to which he is entitled under the Corporation’s qualified and nonqualified employee benefit plans. In general, the non-solicitation and non-disclosure requirements remain in effect for one year after termination of our CEO's employment.

•	Termination For Cause, Death or Disability: If our CEO's employment is terminated for "cause" (as defined in the Agreement), death, or disability, he is entitled only to his base salary, bonuses, vested rights, and other benefits due him through his date of termination, and any benefits payable under insurance, health, retirement, bonus, incentive performance or other plans as a result of his participation in such plans through such termination will be paid in accordance with those plans.

•	Termination by Corporation Without Cause or by Employee For Good Reason: If our CEO is terminated without "cause," or if he terminates his employment for "good reason" (as defined in the Agreement), and such termination does not occur in connection with, or within 12 months after a "change in control" (as defined in the Agreement), he will receive an amount equal to the sum of the following benefits, as if he had terminated employment on December 31, 2013 provided, in the event of a good reason termination, he gives proper notice of the circumstances giving rise to the termination which are not remedied by the Corporation or the Bank: (i) three times his base salary and bonuses; (ii) the Corporation’s portion of the cost of obtaining health insurance for himself and his spouse and child living in his home for a period of three years; (iii) the cost of obtaining disability insurance for a period of three years; (v) the cost of obtaining life insurance for a period of three years; (vi) the cost of existing professional and club dues for a period of three years, (vii) the cost of continuing legal education for a period of three years; (viii) the cost of automobile benefits for a period of three years; (ix) three times the benefit accrued in 2013 under the 2005 ESRP; (x) three times the benefit accrued in 2013 under the 2005 EDC; (xi) three times the benefit accrued in 2013 under the Employees’ Pension Plan; (xii) three times the benefit accrued in 2013 under the Employee Stock Ownership Plan. The amounts provided in the prior sentence will be provided net of all income and payroll taxes that would not have been payable by Mr. Lowery had he continued participation in the benefit plan or program instead of receiving cash reimbursement.

•	Termination due to Retirement: If our CEO retires after reaching age 65 (which has occurred), he will receive full health, life and disability coverage for himself, his spouse, and his children living in his home until both he and his spouse are eligible for Medicare. When both Mr. Lowery and his spouse are eligible for Medicare, the Bank agrees to pay for supplemental coverage until both his and his spouse’s death. He is also entitled to receive a life insurance policy on his life in the amount of $350,000 and a life insurance policy on his life in the amount established by the Bank’s insurance program for executive officers.

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•	Termination Following Change in Control: If there is a "change in control" (as defined in his Employment Agreement), and in connection with or within 12 months following the “change in control” our CEO's employment is terminated for other than "cause” or he is constructively discharged, then following his termination or constructive discharge he would be entitled to an amount equal to the greater of the amount he would receive if he was terminated by the Corporation without cause; or, the product of 2.99 times the sum of (i) his base salary in effect as of the date of the change in control; (ii) an amount equal to the bonuses received by or payable to him in or for the calendar year prior to the year in which the change in control occurs; and (iii) cash reimbursements in an amount equal to his cost of obtaining, for a period of three years, beginning on the date of termination, all benefits which he was eligible to participate in or receive as of the date of termination. Our CEO would also be entitled to the payment provided for in this paragraph if a change in control occurred that was not approved by a majority of the Board, regardless of whether his employment were terminated within 12 months. If, as a result of a change in control, our CEO becomes entitled to any payments which are determined to be payments subject to the Code Section 280G, then his benefit will be equal to the greater of (i) his benefit under the agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an "excess parachute payment" under Code Section 280G, or (ii) his benefit under the agreement after taking into account the amount of the excise tax imposed under Code Section 280G due to the benefit payment. Mr. Lowery is not entitled to any excise tax "gross up" payments under the terms of the Employment Agreement.

To comply with Section 409A, certain payments to our CEO following termination of employment may be delayed until six months following his termination of employment.

Potential Payments Upon Termination or Change in Control of the Corporation

2001 and 2005 Long-Term Incentive Plans

The Corporation entered into award agreements with Norman L. Lowery, McHargue, Norman D. Lowery, and Ms. Milienu under the 2001 and 2005 LTIPs. The awards were subject to the achievement of objective award criteria established and approved by the Compensation Committee. Upon a change in control (as defined in the 2001 and 2005 LTIP and Agreements), Mssrs. Lowery, McHargue, Lowery, and Ms. Milienu will be entitled to the following benefits::

Mr. Norman L. Lowery: In addition to the benefits otherwise payable, if Mr. Lowery is terminated within 12 months following a change in control for reasons other than cause, disability or death, he will be paid the vested account balance under the 2001 and 2005 LTIPs. Any payments from the Corporation or the Bank which are determined to be payments subject to the "golden parachute" rules of the Code, the amount due will be increased to include payment equal to the amount of excise tax imposed under Code Sections 280G and 4999 (the "Excise Tax Payment") and the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. The applicable amount will be paid in one single sum, for the 2001 and 2005 Plans, within 180 days following termination of employment.

Messrs. McHargue, Norman D. Lowery, and Ms. Milienu: In addition to the benefits otherwise payable, if either Messrs. McHargue Norman D. Lowery, or Ms. Milienu is terminated within 12 months following a change in control, for reasons other than cause, disability or death, they will be paid the vested account balance under the 2001 and 2005 LTIPs as of the December 31 of the year preceding the year of termination.

The following table sets forth the severance and change in control benefits for each named executive officer under the specifically described scenarios as if such change in control and termination occurred as of December 31, 2013. The amounts shown in the table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment including accrued salary and vacation pay, payments under the Savings Plan, the ESOP and Pension Plan.

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Name	Plan Name	Termination of Employment (Executive Deferred Compensation, 2005 Executive Deferred Compensation, Executive Supplemental Retirement, 2005 Executive Supplemental Retirement, 2001 LTIP, 2005 LTIP) ($)		Termination Due to Retirement ($)		Termination by Corporation Without Cause, by Executive for Good Reason or Within 12 Months After Change in Control (Employment Agreement) ($)
Norman L. Lowery	2001 LTIP	1,201,732		-		-
	2005 LTIP	1,919,578		-		-
	2011 EIP	542,294	(4)	-		-
	EDC	459,666		-		-
	2005 EDC	309,694		-
	Employment Agreement			330,864	(1)(2)	2,624,946	(3)
Rodger A. McHargue	2005 LTIP	227,708		-		-
	2011 EIP	106,207	(4)	-		-
	2005 EDC	540
Steven H. Holliday	2011 EIP	-		-		-
	2005 EDC	-		-		-
Norman D. Lowery	2001 LTIP	147,205		-		-
	2005 LTIP	227,708		-		-
	2011 EIP	103,977	(4)	-		-
	2005 EDC	878
Karen L. Milienu	2001 LTIP	147,205
	2005 LTIP	227,708
	2011 EIP	30,747	(4)
Donald E. Smith (5)	2001 LTIP	1,200,409
	2005 LTIP	1,930,927
	2011 EIP	331,782	(4)

(1)	Calculation of the health insurance amounts were based on the assumptions used for financial reporting purposes under generally accepted accounting principles assuming (i) termination occurred on December 31, 2013; (ii) termination was as a result of retirement or change in control; and (iii) a 4.95% discount rate. Calculation of the life insurance amounts were based on the cost of buying a fully paid policy as of December 31, 2013.

(2)	This amount consists of (i) $189,300 for health, life and disability coverage; and (ii) $136,669 for the $350,000 life insurance policy.

(3)	This amount consists of (i) $1,884,488 for base salary and bonuses; (ii) $189,300 for health, life and disability coverage; (iii) $136,669 for the $350,000 life insurance policy; (iv) $14,029 for professional and club dues; (v) $2,392 for continuing legal education; (vi) $3,880 for automobile benefits; (vii) $0 for his Pension Plan benefit; (viii) $36,173 for his ESOP benefit; (ix) $124,629 for his ESRP benefit; (x) $220,670 representing the payment of items (ii)-(vi) net of all income and payroll taxes.

(4)	All participants in the plans are entitled to receive their respective vested benefits upon the occurrence of any change of control as defined in the plan.

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(5)	Mr. Smith served as an Executive Officer until April 17, 2013 and an employee until his retirement March 1, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 3, 2014, there were 13,355,272 shares of our common stock issued and outstanding. The following table shows, as of March 3 2014, the number and percentage of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the executive officers named in the beneficial ownership table below and our directors, and by our executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: One First Financial Plaza, P.O. Box 540, Terre Haute, IN 47808, and each person has sole voting and investment control of the shares specified.

Five Percent Shareholders, Directors, Nominee and Certain Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares

W. Curtis Brighton	13,500		*
B. Guille Cox	79,349	(1)	*
Thomas T. Dinkel	15,426		*
Anton H. George	2,668		*
Gregory L. Gibson	95,972		*
William R. Krieble	3,230		*
Steven H. Holliday	3,647	(12)	*
Norman D. Lowery	29,704	(2)(12)	*
Norman L. Lowery	58,814	(3)(12)	*
Rodger A. McHargue	10,374	(4)(12)	*
Karen L. Milienu	5,007	(5)(12)	*
Ronald K. Rich	4,050		*
Virginia L. Smith	1,471		*
Donald E. Smith (13)	208,397	(6)(12)	*
William J. Voges	240,724	(7)	1.80%
Princeton Mining Company	1,310,074	(8)	9.81%
First Financial Corporation Employee Stock Ownership Plan	876,489	(9)	6.56%
Blackrock, Inc.	738,189	(10)	5.53%
Dimensional Fund Advisors LP	690,277	(11)	5.17%
All Executive Officers and Directors as a Group (15 persons)	772,333		5.78%

*	Less than 1%.

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(1)	Mr. Cox, under certain circumstances, has the power, with the consent of others, to vote an additional 117,968 shares (.88%). These shares are not reflected in the number of shares or percent of class attributed to him in the above table.

(2)	Includes 4,818 shares held for Mr. Norman D. Lowery’s account in the ESOP.

(3)	Includes 7,174 shares held for Mr. Norman L. Lowery’s account in the ESOP.

(4)	Includes 3,195 shares held for Mr. McHargue’s account in the ESOP.

(5)	Includes 2,716 shares held for Ms. Milienu’s account in the ESOP.

(6)	Includes 185,390 shares held for Mr. Smith’s account in the ESOP.

(7)	Includes 227,384 shares held in trust. Mr. Voges, as Trustee, has the power to vote these shares.

(8)	Based solely on information provided by Princeton Mining Company, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2014. The Company has been advised that the shares held by Princeton Mining Company are voted by the President of Princeton Mining Company, Virginia L. Smith, at the direction of its Board of Directors. The Board of Directors of Princeton Mining Company is comprised of 6 individuals, including the following directors of the Corporation: Virginia L. Smith; Anton H. George; and, W. Curtis Brighton. In addition, Sarah J. Lowery, the daughter of Mr. Smith and the wife of Norman L. Lowery (the Vice Chairman and Chief Executive Officer of the Corporation) is a director of Princeton Mining Company. The address of Princeton Mining Company is State Road 46 South, Terre Haute, IN 47803.

(9)	Unless the terms of the ESOP or the fiduciary duties of the ESOP trustee require otherwise, the trustee will vote the ESOP shares as instructed by the participant. If the participant does not return the voting instruction card in a timely manner or if the voting instruction card is returned unsigned or without indicating how to vote the shares allocated to the ESOP account, the Compensation and Employee Benefits Committee will direct the ESOP trustee to vote the shares allocated in the same proportion and in the same manner as the shares with respect to which timely and proper instructions by participants were received. The Compensation and Employee Benefits Committee consists of Anton H. George, Ronald K. Rich, and William J. Voges. The Compensation and Employee Benefits Committee is appointed by the Board of Directors and may be changed by the Board at any time.

(10)	Based solely on information provided by Blackrock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on January 17, 2014. The Schedule 13G/A indicates that the reporting person has sole power to vote and/or dispose of all shares beneficially owned and that the reporting person expressly disclaims beneficial ownership of these securities. The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(11)	Based solely on information provided by Dimensional Fund Advisors, LP in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2014. The Schedule 13G/A indicates that the reporting person has sole power to vote and/or dispose of all shares beneficially owned and that the reporting person expressly disclaims beneficial ownership of these securities. The address of Dimensional Fund Advisors, LP is Palisades West Building One, 6300 Bee Cave Road, Austin, TX 78746.

(12)	Includes 51,676 shares of restricted common stock of the Corporation issued to our named executive officers as award opportunities under our 2011Omnibus Equity Incentive Plan as follows: Mr. Norman L. Lowery, 27,823 shares; Mr. McHargue, 5,619 shares; Mr. Holliday, 2,647; Mr. Norman D. Lowery, 5,500 shares; Ms. Milienu, 1,012 shares, and Mr. Smith 9,075 shares. These shares are restricted in accordance with our 2011 Omnibus Equity Incentive Plan and a restricted stock award agreement with each named executive officer, and will vest in one-third increments over a three-year period commencing on December 31, 2014, December 31, 2015 and December 31, 2016, respectively.

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(13)	Mr. Smith served as an Executive Officer until April 17, 2013 and an employee until his retirement March 1, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the best knowledge of the Corporation, during the most recent fiscal year all officers, directors and greater than ten percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC in 2013 with the exception of William J. Voges, who is one of our Directors, files a late Form 4 related to three transactions totaling 13,815 shares of the Corporation’s stock held in trust which Mr. Voges is Trustee. In making this disclosure, we have relied solely upon written representations of our directors and executive officers and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to us.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF CROWE HORWATH LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its March 4, 2014 meeting, the Audit Committee of the Board of Directors recommended and approved the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm to audit the books, records and accounts of the Corporation for 2014. The Corporation is seeking ratification of such action. Crowe Horwath LLP has been our independent registered public accounting firm since fiscal year 1999. Representatives of Crowe Horwath LLP are expected to be in attendance at the annual meeting and will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries from the shareholders.

If shareholders do not ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm, or if prior to the 2014 annual meeting of shareholders Crowe Horwath LLP ceases to act as our independent registered public accounting firm, then the Audit Committee will reconsider the selection of an independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

MATTERS RELATING TO INDEPENDENT PUBLIC ACCOUNTING FIRM

Fees Paid to Crowe Horwath LLP

The following table sets forth the aggregate fees billed by Crowe Horwath for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2013 and fiscal year 2012 and for other services rendered during fiscal year 2013 and fiscal year 2012 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation:

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	2013	2012
Audit Fees	363,500	328,500
Audit Related Fees	3,500	33,750
Tax Fees	79,100	44,650
All Other Fees	16,775	5,300
Total	462,875	412,200

Audit Fees Consists of fees billed for professional services rendered for (i) the audit of the Corporation’s consolidated financial statements, (ii) the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act, (iii) the review of the interim condensed consolidated financial statements included in quarterly reports, (iv) the services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings or engagements, and (v) attestation services, except those not required by statute or regulation.

Audit-Related Fees Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, and assistance with tax audits and appeals. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

All Other Fees All other fees include Sarbanes-Oxley Section 404 and internal audit software licensing fees in both years.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm

All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION

PAID TO NAMED EXECUTIVE OFFICERS

Our executive compensation philosophy seeks to provide a competitive compensation program that encourages current year performance and the creation of long-term shareholder value without exposing the Corporation to unreasonable risks, including credit, interest rate, liquidity, reputation, compliance and transition risk. Through our executive compensation program, we seek to:

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•	Attract, motivate and retain highly-qualified, talented executives who are focused on the long-term best interest of our shareholders;
•	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals;
•	Link the interest of our executives with those of our shareholders;
•	Establish Corporate, Departmental and individual goals consistent with our strategic plan and budget that provide the basis for the annual and long-term metrics used to measure our success and the value we create for shareholders;
•	Reward our executives for both Corporation and individual performance;
•	Align compensation and variable incentives with measurable, objective business results and appropriate risk management; and,
•	Allow flexibility in responding to changing laws, accounting standards and business needs as well as the constraints and dynamic conditions in the markets in which we do business.

We implement and operate our executive compensation program to reinforce our philosophy of aligning compensation with our short-term and long-term goals and to minimize risk to our shareholders.

We currently maintain the following pay practices, which we believe enhance our pay-for-performance philosophy and further align our executives’ interest with those of our shareholders.

WE HAVE THIS PRACTICE:

•	Tie a significant portion of executive compensation to our performance metrics in the form of “at-risk” compensation;
•	Incentive award metrics that are objective and tied to key company performance metrics;
•	Share ownership guidelines (for executives and directors);
•	Compensation recoupment “claw-back” policy;
•	Anti-hedging policy;
•	Double trigger change in control severance; and,
•	Vest equity awards over three years to promote retention.

WE DO NOT HAVE THIS PRACTICE:

•	Non-performance based incentive awards;
•	Hedging transaction by executive officers or directors;
•	Excise tax gross-ups in our CEO’s Employment Agreement; and,
•	Automatic renewal (“Evergreen”) provisions in our CEO’s Employment Agreement.

The Compensation Committee believes our executive compensation program has achieved its intended results. The Committee believes our compensation is competitive with the pay practices of other financial institutions of comparable size and performance and has allowed us to attract and retain executives who make substantial contributions to our success. We believe the program aligns our executives’ interest with those of our shareholders by providing a strong link between higher compensation and the attainment of pre-established objective performance goals.

We urge our shareholders to read the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of our executive compensation programs and how they reflect our philosophy and our link to corporate performance.

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We recognize executive compensation is important to our shareholders and we value their opinions on our compensation philosophy and programs. We are asking our shareholders to vote on an advisory basis to approve the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. This proposal, which is required by Section 14A of the Securities Exchange Act, is commonly known as a “Say-On-Pay” proposal and gives our shareholders the opportunity to express their views on our named executive officers’ compensation to the following resolution:

RESOLVED, that the stockholders approve the 2013 compensation of the named executive officers, as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

The vote on this proposal is advisory, and therefore not binding on the Corporation, the Compensation Committee or our Board of Directors. To the extent there is any significant vote against the executive officer compensation proposal, however, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

In addition to the advance notice requirements under our by-laws described below, a shareholder who desires to include a proposal in our proxy soliciting materials relating to our 2015 annual meeting of shareholders must send the proposal in writing to Mr. Rodger A. McHargue, our Secretary, such that we receive it at our principal executive office at One First Financial Plaza, Terre Haute, Indiana 47808 no later than November 17, 2014. Any such proposal must be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

Shareholders desiring to make a director nomination or a proposal for any business or matter to be presented at any annual meeting of shareholders of the Corporation must comply with the advance notice procedures provided in our by-laws. Those procedures are summarized below. A complete copy of our by-laws was included as an exhibit to the Corporation’s Form 8-K filed on August 24, 2012 and is available on the Internet website of the Securities and Exchange Commission at www.sec.gov.

Nominations for the election as directors and proposals for any business or matter to be presented at any annual meeting of shareholders may be made by any of our shareholders of record entitled to vote in the election of directors or on the business or matter to be presented, as the case may be, or by our Board of Directors. In order for a shareholder to make such a nomination or proposal, the Corporation’s Secretary must receive notice thereof in writing not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in our by-laws, if the annual meeting is held on such date), notice by the shareholder to be timely must be received by us no later than the close of the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. No notice of any kind under this procedure is required for any nominations for the election as directors or any proposals for any business or matter made by or at the direction of our Board of Directors.

Each notice given by a shareholder with respect to a nomination for election as a director must set forth for each nominee: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The shareholder making the nomination must provide his or her name, record address and the class and number of our stock beneficially owned by the shareholder and must promptly provide any other information relating to his or her nominee as may be reasonably requested by us.

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Each notice given by a shareholder with respect to proposals for any business or other matter to be presented at any meeting of shareholders must set forth as to each matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholders proposing such business, (iii) the class and number of shares of our stock beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The shareholder making a proposal also must promptly provide any other information relating to his or her proposal as may be reasonably requested by us.

If any nomination or proposal is not made in accordance with the requirements of this notice procedure, the chairman of the annual meeting of shareholders at which such nomination or proposal is sought to be presented may determine that the nomination or proposal was not made in accordance with the notice procedure and, in such event, he may declare to the meeting that the defective nomination or proposal is out of order and will be disregarded and not presented for a vote of the shareholders. This notice procedure does not require the Corporation to hold any meeting of shareholders for the purpose of considering any nomination or proposal made by any shareholder.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING

The U.S. Securities and Exchange Commission’s e-proxy rules require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2013) online, we are also mailing a full set of our proxy materials to our shareholders. The Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2013, are available at:

https://www.First-Online.com/proxy

We are mailing a full set of our printed proxy materials to shareholders of record on or about March 17, 2014. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the annual report or proxy statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact Rodger McHargue by phone at (812) 238-6000 or by mail at First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, IN 47808. We will deliver the requested documents promptly upon your request. If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports or proxy statements, or if you hold our stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy statement, please contact Rodger McHargue by phone at (812) 238-6000 or by mail at First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, IN 47808, with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

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ADDITIONAL INFORMATION

Upon written request, the Corporation will provide without charge to each requesting shareholder a copy of the Corporation’s annual report on Form 10-K, which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 2013. Address all requests to:

Rodger A. McHargue, Secretary and Treasurer

First Financial Corporation

One First Financial Plaza

P.O. BOX 540

Terre Haute, Indiana 47808

OTHER MATTERS

As of the date of this Proxy Statement, the Corporation knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Corporation will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ B. Guille Cox, Jr.
Chairman of the Board

March 17, 2014

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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

FIRST FINANCIAL CORPORATION
ATTN: RODGER MCHARGUE
ONE FIRST FINANCIAL PLAZA
P.O. BOX 540
TERRE HAUTE, IN 47808

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 B. Guille Cox Jr. 02 Anton H. George 03 Gregory L. Gibson 04 Virginia L. Smith

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2 Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2014.	☐	☐	☐
3 Approve, by non-binding vote, compensation paid to the Corporation's named executive officers.	☐	☐	☐
4 Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000200973_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2013 Annual Report on Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

FIRST FINANCIAL CORPORATION
Annual Meeting of Shareholders
April 16, 2014 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James E. Brown and Richard J. Shagley, and each of them, as proxies, each having the power to act without the other and to appoint his substitute, to represent and to vote all shares of common stock of First Financial Corporation (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at One First Financial Plaza, Terre Haute, Indiana on Wednesday, April 16, 2014, at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present.

This proxy will be voted as directed, but if no direction is given, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposals 2 and 3. With respect to any other matters as may properly come before the Annual Meeting of Shareholders, the proxies named herein will have the authority to vote on such matters and intend to vote in accordance with the recommendation of the Corporation's Board of Directors or, in the absence of such a recommendation, in accordance with their best judgment.

Continued and to be signed on reverse side

0000200973_2 R1.0.0.51160